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                         SFX BROADCASTING, INC. LOGO

                               SUPPLEMENT NO. 1
                                    TO THE
             CONSENT SOLICITATION STATEMENT DATED JANUARY 7, 1998
                                 RELATING TO
    THE COMPANY'S 12 5/8% SERIES E CUMULATIVE EXCHANGEABLE PREFERRED STOCK
                             DUE OCTOBER 31, 2006

   Reference is made to the Consent Solicitation Statement dated January 7, 1998 (the "Consent Solicitation Statement") whereby SFX Broadcasting, Inc., a Delaware corporation (the "Company"), is soliciting consents (the "Consents") from Holders (as defined in the Consent Solicitation Statement) of its 12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 (the "Series E Stock" or the "Shares") to certain waivers in respect of, and amendments to, the Certificate of Designations, Preferences and Relative, Participating, Optional, and Other Special Rights of Preferred Stock (the "Series E Certificate") pursuant to which the Shares were issued.

   This Supplement No. 1 should be read in conjunction with the Consent Solicitation Statement. All capitalized terms that are used in this Supplement No. 1 (including the Annexes attached hereto) and that are not defined herein shall have the meanings given them in the Consent Solicitation Statement.

   The Company has raised the Consent Fee to $2.25 per Share held as of the Record Date. The Partial Payment shall continue to be $.10 per Share held as of the Record Date. The Company has also extended the Expiration Date until 5:00 p.m., New York City time, on February 3, 1998. Holders who deliver Consents after such revised Expiration Date will not be entitled to receive the Consent Fee.

   In addition to the foregoing changes to the Consent Solicitation Statement, the Company has revised certain sections of the Consent Solicitation Statement. The following annexes attached hereto replace, and should be substituted for, the indicated sections of the Consent Solicitation
Statement:

   1. Annex A (entitled "Amendments to Indenture") replaces, and should be substituted for, Annex A of the Consent Solicitation Statement. Differences between Annex A to the Consent Solicitation Statement and this amended Annex A are indicated by bold lines in the margin.

   2. Annex B (entitled "Unaudited Pro Forma Condensed Combined Financial Statements of SFX Broadcasting, Inc.") replaces, and should be substituted for, pages F-1 though F-39 of the Consent Solicitation Statement. The pro forma financial statements on Annex B have been revised from the pro forma financial statements in the Consent Solicitation Statement to reflect, among other things, the increase in the Consent Fees payable pursuant to the Consent Solicitation Statement and the consent solicitation statement relating to the Company's 10 3/4% Senior Subordinated Notes due 2006 (from $10 to $22.50 per $1,000 in principal amount of such Notes).

   The pro forma financial information set forth in Annex B supercedes the pro forma financial information set forth in the section of the Consent Solicitation Statement at pages 12-13 entitled "Summary Consolidated Financial Data of the Company." The pro forma financial information set forth in Amendment No. 2 to the Registration Statement on Form S-1 of SFX Entertainment, Inc., which is expected to be filed with the Securities and Exchange Commission on or about January 30, 1998, and which will be deemed to be incorporated herein by reference, supercedes the pro forma financial information set forth in the section of the Consent Solicitation Statement at pages 14-15 entitled "Summary Consolidated Financial Data of SFX Entertainment, Inc."

   HOLDERS OF SHARES AS OF THE RECORD DATE WHO HAVE PREVIOUSLY DELIVERED A LETTER OF WAIVER AND CONSENT WILL BE ENTITLED TO RECEIVE THE REVISED CONSENT FEE WITHOUT THE NECESSITY OF EXECUTING AND DELIVERING A REVISED LETTER OF WAIVER AND CONSENT. HOLDERS OF SHARES AS OF THE RECORD DATE WHO HAVE NOT delivered a Letter of Waiver and Consent and who wish to consent to the Proposed Amendments should deliver to the Depository at the address set forth on the last page of this Supplement No. 1 a Letter of Waiver and Consent in the form that accompanied the Consent Solicitation Statement. Holders of Shares as of the Record Date who wish to revoke Consents that have previously been delivered should follow the procedures set forth in the Consent Solicitation Statement under the caption "The Consent Solicitation Statement--Revocation of Consents." Any Holders with questions or needing additional information or a Letter of Waiver and Consent should contact either the Solicitation Agent or the Information Agent at the addresses set forth on the last page of this Supplement No. 1.
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           The Solicitation Agent for the Consent Solicitation is:

                               LEHMAN BROTHERS
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            The Date of this Supplement No. 1 is January 28, 1998
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                                   ANNEX A
                      AMENDMENTS TO SERIES E CERTIFICATE

   The following sets forth certain provisions of the Series E Certificate substantially as it would read if the Proposed Amendments were adopted and became operative. Language which is double-underscored will be added to the Series E Certificate; deletions are indicated by a caret ( ). The following descriptions are qualified in their entirety by reference to the Series E Certificate and this Consent Solicitation Statement. Capitalized terms used below without definition have the same meanings as set forth in the Series E Certificate.

   1. Certain Definitions

   Acquisition Agreements. The term "Acquisition Agreements" shall mean the acquisition agreements relating to the Pending Acquisitions (as defined in the Consent Solicitation of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998) as they may be amended from time to time and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

   Class A Common Stock. The term "Class A Common Stock" shall mean the Corporation's Class A Common Stock, par value $.01 per share.

   Class B Common Stock. The term "Class B Common Stock" shall mean the Corporation's Class B Common Stock, par value $.01 per share.

   Consolidated Cash Flow. The term "Consolidated Cash Flow" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) the Specified Charges (as defined in the Corporation's Consent Solicitation Statement dated January 7, 1998 , as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to the Series E Preferred Stock), plus (vi) to the extent that such Consolidated Net Income was reduced thereby (a) amortization of the expenses incurred in connection with the Consulting, Non-Compete and Termination Agreement among the Corporation, SBI Holding Corporation and Robert F.X. Sillerman dated as of August 24, 1997,
(b) consent fees and expenses directly related to the Consent Solicitations,
(c) legal and other costs associated with pending or threatened litigation in connection with the SBI Merger and (d) other unusual and nonrecurring charges paid or accrued in 1997 or 1998 (including, but not limited to, legal, accounting, investment banking, severance and termination fees) relating to the SBI Merger, the Spin-Off, the Pending Acquisitions or transactions related thereto; provided that the aggregate amount of charges that may be added to Consolidated Net Income pursuant to this clause (d) to determine Consolidated Cash Flow for any four-quarter period will not exceed $13.5 million (net of expenses reimbursed or paid by SFX Entertainment) less (vii) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

   "Consent Solicitations" means the consent solicitations of the Company made pursuant to the Consent Solicitation Statements dated January 7, 1998, as supplemented by Supplements No. 1 thereto dated January 28, 1998, to the holders of the Company's 10 3/4% Senior Subordinated Notes due 2006 and to the holders of Series E Preferred Stock and the related Information Statement.

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    Entertainment Companies. The term "Entertainment Companies" shall mean
SFX Entertainment and any and all of its direct and indirect Subsidiaries.

   Meadows Repurchase. The term "Meadows Repurchase" shall mean the redemption by the Corporation of up to 250,838 shares of Class A Common Stock for $33.00 per share, pursuant to the Agreement of Merger, dated February 12, 1997, by and among the Corporation, NOC-Acquisition Corp., CAPCO Acquisition Corp., QN Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Ampitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Ampitheater Development Corporation and QN Corp. listed on the signature page thereto.

   Merger Agreement. The term "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among the Corporation, SBI Holding Corporation and SBI Radio Acquisition Corporation and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

   SBI Merger. The term "SBI Merger" shall mean a merger of SBI Radio Acquisition Corporation into the Corporation pursuant to the Merger Agreement.

   SFX Entertainment. The term "SFX Entertainment" shall mean SFX Entertainment, Inc., a subsidiary of the Corporation, newly formed in Delaware, to which the Corporation will contribute cash and all of the capital stock of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Inc.,) that the Corporation directly or indirectly owns.

   Spin-Off. The term "Spin-Off" shall mean the distribution of SFX Entertainment common stock pro rata to the holders of Class A Common Stock and the Class B Common Stock (and the transfer to an escrow account for delivery to the holders of certain warrants to receive Class A Common Stock) or other disposition pursuant to, or as permitted by, the Merger Agreement of all of the capital stock and assets of the Entertainment Companies.

   Spin-Off Transactions. The term "Spin-Off Transactions" shall mean the Spin-Off, the Pending Acquisitions and the Merger Agreement as it relates to the transactions described or referred to under the "Proposed Amendments" and "Spin-Off" sections of the Consent Solicitation Statement of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to this Certificate of Designations.

   Subsidiary. The term "Subsidiary" shall mean, with respect to any person,
(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof); however, with respect to the Corporation, "Subsidiary" does not include the Entertainment Companies.

   8. Certain Covenants

   (a) Restricted Payments. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation) or to the direct or indirect holders of the Corporation's Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Corporation); (ii) purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Corporation; (iii) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities, except payments of the Liquidation Preference thereof at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                               A-2
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      (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) the Corporation would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $l.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth below under Section 8(b) hereof; and

      (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Initial Issue Date (other than Restricted Payments permitted by clauses (2), (5), (6) ,
    (10), (13) or (14) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Corporation's Consolidated Cash Flow from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Corporation's Consolidated Interest Expense from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by the Corporation from the issue or sale after the Initial Issue Date of Equity Interests of the Corporation (other than (i) sales of Disqualified Stock and (ii) Equity Interests sold to any of the Corporation's Subsidiaries) or of debt securities or Disqualified Stock (other than the Series D Preferred Stock) of the Corporation issued after the Initial Issue Date that have been converted into such Equity Interests plus (3) to the extent that any Restricted Investment that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

   If no Voting Rights Triggering Event shall have occurred and be continuing as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (2) the redemption, repurchase, retirement or other acquisition of any Equity interests of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other Equity Interests of the Corporation (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the payment of dividends on the shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (5) the issuance of Series D Exchange Notes in exchange for the Series D Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; (6) the issuance of Exchange Debentures in exchange for the Series E Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; (7) in the event that the Corporation elects to issue the Series D Exchange Notes in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Series D Exchange Notes having a face amount less than $50 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (8) in the event that the Corporation elects to issue Exchange Debentures in exchange for Series E Preferred Stock, cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $l,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (9) payments made by the Corporation to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, as amended from time to time, to the extent that such payments do not exceed the amount of payments which would have been due if calculated in accordance with the terms of the Shared Facilities Agreement as in effect on the Initial Issue Date;
(10) payments by the Corporation pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the Initial Issue Date; (11) the redemption by the Corporation of its Series C Preferred Stock in accordance with the terms thereof as in effect on the Initial

                               A-3
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Issue Date;  (12) the redemption by the Corporation of its Series B Preferred
Stock in accordance with the terms thereof as in effect on the Initial Issue Date; provided that payments made by the Corporation to redeem the Series B Preferred Stock shall not exceed $1.0 million in any fiscal year or $2.0 million in the aggregate since the Initial Issue Date; (13) the Spin-Off Transactions; and (14) the Meadows Repurchase.

   The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Board of Directors) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Corporation or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Corporation shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Corporation's latest available financial statements.

   (b) Incurrence of Indebtedness and Issuance of Preferred Stock. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Corporation will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that (i) the Corporation may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (ii) (A) the Subsidiaries may guarantee Senior Debt and (B) the Subsidiaries may issue Preferred Stock other than Disqualified Stock if, in either case, the Corporation's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or the Guarantee of such Senior Debt or the issuance of such Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance or Guarantee as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Corporation for which internal financial statements are available, would have been no greater than 7.0 to 1.

   The foregoing provisions will not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Corporation and its Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Bank Facilities does not, at the time of incurrence, exceed an amount equal to $225.0 million;

     (ii) the incurrence by the Corporation and its Subsidiaries of the Existing Indebtedness;

     (iii) Indebtedness under the Exchange Debentures;

     (iv) the issuance of Disqualified Stock by the Corporation that by its items would not require or permit any payment of dividends or other distributions that would violate the covenant Section 8(a) above;

     (v) the incurrence by the Corporation or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Corporation or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Corporation or one of its Subsidiaries; and provided further that, after giving pro forma effect to such incurrence of Indebtedness as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Corporation's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1.

     (vi) the incurrence by the Corporation or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Certificate of Designations to be incurred;

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      (vii) the incurrence by the Corporation or any of its Subsidiaries of intercompany Indebtedness between or among the Corporation and any of its Subsidiaries; provided, however, that (i) if the Corporation is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Corporation or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Corporation or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Corporation or such Subsidiary, as the case may be;

     (viii) the incurrence by the Corporation or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding; and

     (ix) the incurrence by the Corporation and any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

   (c) Merger, Consolidation or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) the Corporation is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any states, any state thereof or the District of Columbia; (ii) the Series E Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series E Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction no Voting Rights Triggering Event exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Corporation with or into a Wholly Owned Subsidiary of the Corporation, the Corporation or the entity or Person formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 8(b) hereof.

   (d) Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (ii) the Corporation delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided

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that (1) transactions between or among the Corporation and/or its
Wholly-Owned Subsidiaries, (2) the redemption or repurchase of the Existing MMR Indebtedness, (3) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Corporation and SCMC as in effect on the Initial Issue Date, (4) payments required by the terms of the joint lease among the Corporation, SCMC and the landlord thereunder for the Corporation's corporate headquarters located at 650 Madison Avenue, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Initial Issue Date, (5) payments made by the Corporation to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (6) payments and other transactions by the Corporation pursuant to the Management Termination Agreements, (7) any Restricted Payments that are permitted by Section 8(a) hereof and any Permitted Investments, (8) the transactions and agreements specifically contemplated by the Merger Agreement, the Acquisition Agreements or by instruments referred to in any such agreements and (9) any Spin-Off Transaction, in each case, shall not be deemed to be Affiliate Transactions.

   (e) Payments for Consent. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series E Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series E Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series E Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

   (f) Reports.

     (i) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series E Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (ii) The Corporation shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series E Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

     (iii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 8(f)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (iv) The Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

   (g) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

   (h) Waiver Relating to Certain Transactions.

     [DELETED IN ITS ENTIRETY]

                                   ANNEX B

      UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF SFX
                              BROADCASTING, INC.

                                                                                          PAGE
                                                                                        --------
Unaudited Pro Forma Condensed Combined Financial Statements                               B-2
SFX Broadcasting, Inc.: Unaudited Pro Forma Condensed Combined Balanced Sheet as of
 September 30, 1997                                                                       B-3
SFX Broadcasting, Inc.: Unaudited Pro Forma Condensed Combined Statement of Operations
 for the Nine Months Ended September 30, 1997                                             B-13
SFX Broadcasting, Inc.: Unaudited Pro Forma Condensed Combined Statement of Operations
 for the Year Ended December 31, 1996                                                     B-14
Glossary to Unaudited Pro Forma Condensed Combined Financial Statements                   B-37

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of SFX Broadcasting, Inc. ("SFX") may differ materially from those discussed herein. SFX undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements incorporated herein by reference. The pro forma information is based upon tentative allocations of the purchase price for acquisitions completed within the last year and acquisitions still pending, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of SFX's future results. SFX cannot predict whether the consummation of the Pending Acquisition and Disposition--Broadcasting or Pending Acquisitions and the Financing--Entertainment will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements.

   See Glossary at the end of these Unaudited Pro Forma Condensed Combined Financial Statements for the definition of certain terms not otherwise defined herein.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997 is presented as if SFX had completed the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions and the Financing--Entertainment and the Spin-Off of SFX Entertainment as of September 30, 1997. No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Chancellor Exchange, other than the receipt of cash, as it will be recorded at historical cost.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX had completed the Completed Transactions, the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions and the Financing--Entertainment and the Spin-Off of SFX Entertainment as of January 1, 1996. The Albany Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 as it would not have a material impact.

   The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared assuming that the approximately 4.2 million shares of SFX Entertainment Class A common stock being issued in connection with certain of the Pending Acquisitions--Entertainment are valued at $13.33 per share, the value negotiated with the sellers for purposes of the Pending Acquisitions--Entertainment and is based upon certain financial projections developed jointly by SFX Entertainment and the sellers. There is presently no trading market for the SFX Entertainment Class A common stock. There can be no assurance that the assumptions upon which the valuation is based will, in fact, be correct or that the valuation will approximate the actual trading prices of the SFX Entertainment Class A common stock.

                            SFX BROADCASTING, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                                                     PENDING
                                                   PENDING        ACQUISITIONS
                                    SFX        ACQUISITION AND       AND THE         PRO FORMA
                               BROADCASTING,    DISPOSITION--      FINANCING--        FOR THE
                                  INC. AS       BROADCASTING      ENTERTAINMENT       PENDING
                                  REPORTED           (A)               (B)          TRANSACTIONS
                              --------------- ---------------  ------------------ --------------
ASSETS
Current assets ..............    $  140,689       $     --          $105,137         $  245,826
Property and equipment, net         132,707           (610)          129,489            261,586
Intangible assets, net  .....     1,097,751         (8,345)          359,395          1,448,801
Other assets ................        21,740         (5,444)           34,173             50,469
                              --------------- ---------------  ------------------ --------------
Total assets ................    $1,392,887       $(14,399)         $628,194         $2,006,682
                              =============== ===============  ================== ==============
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities .........    $   61,188       $   (914)         $ 78,286         $  138,566
Deferred taxes ..............       105,497             --            12,731            118,228
Long-term debt (including
 current portion):
 Privately placed debt.......            --             --           275,000            275,000
 Credit Facility ............       316,000        (35,921)          197,419            477,498
 Senior Subordinated Notes ..       450,000             --                --            450,000
 Other long-term debt .......        18,255           (380)               --             17,875
Other liabilities ...........         4,556             --             5,583             10,139
Minority Interest ...........            --             --               830                830
Temporary Equity ............            --             --            16,500             16,500
Redeemable preferred stock
 Series B Preferred Stock  ..           998             --                --                998
 Series C Preferred Stock  ..         1,703             --                --              1,703
 Series D Preferred Stock  ..       149,500             --                --            149,500
 Series E Preferred Stock  ..       215,636             --                --            215,636
Stockholders' equity ........        69,554         22,816            41,845            134,215
                              --------------- ---------------  ------------------ --------------
Total liabilities and
stockholders' equity ........    $1,392,887       $(14,399)         $628,194         $2,006,682
                              =============== ===============  ================== ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              SFX ENTERTAINMENT
                                  PRO FORMA         PRO FORMA
                                   FOR THE           FOR THE
                                   PENDING          SPIN-OFF
                                 ACQUISITIONS        OF SFX
                                     (C)          ENTERTAINMENT
                              ----------------- ---------------
ASSETS
Current assets ..............      $117,326        $  128,500
Property and equipment, net         185,371            76,215
Intangible assets, net  .....       415,374         1,033,427
Other assets ................        41,975             8,494
                              ----------------- ---------------
Total assets ................      $760,046        $1,246,636
                              ================= ===============
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities .........      $ 91,640        $   46,920
Deferred taxes ..............        13,759           104,469
Long-term debt (including
 current portion):
 Privately placed debt.......       275,000                --
 Credit Facility ............       193,568           283,930
 Senior Subordinated Notes ..            --           450,000
 Other long-term debt .......        16,453             1,422
Other liabilities ...........         9,073             1,066
Minority Interest ...........           830                --
Temporary Equity ............        16,500                --
Redeemable preferred stock
 Series B Preferred Stock  ..            --               998
 Series C Preferred Stock  ..            --             1,703
 Series D Preferred Stock  ..            --           149,500
 Series E Preferred Stock  ..            --           215,636
Stockholders' equity ........       143,223            (9,008)
                              ----------------- ---------------
Total liabilities and
stockholders' equity ........      $760,046        $1,246,636
                              ================= ===============

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(A) Pending Acquisition and Disposition--Broadcasting

                                                                   SEPTEMBER 30, 1997
                                              -------------------------------------------------------------
                                                                                                 PENDING
                                                                                               ACQUISITION
                                                  CAPSTAR        NASHVILLE      PRO FORMA          AND
                                              DISPOSITION (1)   ACQUISITION  ADJUSTMENTS (2)   DISPOSITION
                                              --------------- -------------  --------------- -------------
                                                                     (IN THOUSANDS)
ASSETS
Current assets ..............................     $ 59,921        $1,370         $(33,000)(a)   $     --
                                                                                   (1,370)(a)
                                                                                   (2,000)(b)
                                                                                   11,000 (c)
                                                                                  (35,921)(d)
Property and equipment, net .................       (4,828)        4,218                            (610)
Intangible assets, net ......................      (33,567)        3,303           27,479 (a)     (8,345)
                                                                                    2,000 (b)
                                                                                    3,440 (b)
                                                                                  (11,000)(c)
Other assets ................................           (4)          566             (566)(a)     (5,444)
                                                                                   (2,000)(a)
                                                                                   (3,440)(b)
                                              --------------- -------------  --------------- -------------
 Total assets ...............................     $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................     $   (914)       $  545         $   (545)(a)   $   (914)
Long-term debt (including current portion):
 Senior Credit Facility......................                                     (35,921)(d)    (35,921)
 Other long-term debt .......................         (380)                                         (380)
Stockholders' equity ........................       22,816         8,912           (8,912)(a)     22,816
                                              --------------- -------------  --------------- -------------
 Total liabilities and stockholders' equity       $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

 (1) Capstar Disposition

   To reflect the Capstar Disposition for $60,000,000 in cash to SFX. SFX will record a gain of approximately $23,000,000 on the disposition.

                                                                 JACKSON
                                                                   AND
                                                                 BILOXI       CAPSTAR
                                               SALE PROCEEDS    STATIONS    DISPOSITION
                                              --------------- -----------  -------------
                                                            (IN THOUSANDS)
ASSETS
Current assets ..............................     $60,000       $    (79)     $ 59,921
Property and equipment, net .................                     (4,828)       (4,828)
Intangible assets, net ......................                    (33,567)      (33,567)
Other assets ................................                         (4)           (4)
                                              --------------- -----------  -------------
 Total assets ...............................     $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................                   $   (914)     $   (914)
Long-term debt ..............................                       (380)         (380)
Stockholders' equity ........................     $60,000        (37,184)       22,816
                                              --------------- -----------  -------------
 Total liabilities and stockholders' equity       $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============

    SFX expects to use the proceeds from the Capstar Disposition to complete a similar acquisition so that the Capstar Disposition can be treated as a like-kind exchange which would be substantially tax free. Should SFX be unable to structure such a transaction, SFX would utilize its available net operating loss carryforwards and pay approximately $6,000,000 in additional income taxes. No adjustment has been made for the potential payment of any additional income taxes.

 (2) Pro Forma Adjustments

   a. To reflect the Nashville Acquisition for $33,000,000 in cash (net of a $2,000,000 deposit made in August 1997), the related excess of the purchase price paid over net book value of $27,479,000, and the adjustments to remove $1,370,000 of current assets, $566,000 of other assets, $545,000 of current liabilities, and stockholders' equity of $8,912,000.

   b. To reflect additional acquisition costs of approximately $2,000,000 related to the Nashville Acquisition and Chancellor Exchange, principally consisting of professional fees and to reclassify deposits, professional fees and other payments of approximately $3,440,000 included in other assets as of September 30, 1997.

   c. To reflect the $11,000,000 of cash to be received in the Chancellor Exchange. No gain or loss will be recognized because the fair market value of the stations received, as adjusted for cash received or paid, equals the carrying value of the stations exchanged.

   d. To use the net cash proceeds from the Capstar Disposition, Nashville Acquisition and Chancellor Exchange to reduce debt under SFX's Credit Agreement.

(B) Pending Acquisitions--Entertainment

                                            SEPTEMBER 30, 1997 (IN THOUSANDS)
                             ---------------------------------------------------------------
                                                                                  CONCERT/
                                 PACE     CONTEMPORARY   NETWORK        BGP       SOUTHERN
                             ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION ACQUISITION
                                  I            II          III          IV           V
                             ----------- ------------  ----------- -----------  -----------
ASSETS:
Current assets..............  $(150,730)    $(72,800)    $(44,510)   $(54,222)    $(16,615)

Property and equipment,
 net........................     82,489       25,000        1,000      20,000        1,000
Intangible assets, net .....    125,314       66,500       61,701      50,179       15,151

Other assets................     34,706           --          391         222          464
                             ----------- ------------  ----------- -----------  -----------
TOTAL ASSETS................  $  91,779     $ 18,700     $ 18,582    $ 16,179     $     --
                             =========== ============  =========== ===========  ===========
LIABILITIES &
STOCKHOLDER'S EQUITY:
                                                $                                     $
Current liabilities.........  $  63,756           --     $  8,468    $  6,062           --
Deferred taxes..............         --           --          114       2,617           --
Note Offering...............         --           --           --          --           --
Senior Credit Facility .....         --           --           --          --           --
Other long-term debt........         --           --           --          --           --
Other liabilities...........      5,583           --           --          --           --
Minority interest...........      2,440           --                       --           --
Temporary Equity............     16,500           --           --          --           --
Stockholders' Equity........      3,500       18,700       10,000       7,500           --
                             ----------- ------------  ----------- -----------  -----------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......  $  91,779     $ 18,700     $ 18,582    $ 16,179     $     --
                             =========== ============  =========== ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           PRO FORMA FOR
                                            PRO FORMA       THE PENDING
                              PRO FORMA   ADJUSTMENT FOR   ACQUISITIONS--
                             ADJUSTMENTS  THE FINANCINGS ENTERTAINMENT AND
                                  VI           VII         THE FINANCINGS
                             ----------- --------------  -----------------
ASSETS:
Current assets..............   $  2,145 (a)  $352,893         $105,137
                                (30,550)(b)    88,976
                                               30,550
Property and equipment,
 net........................         --            --          129,489
Intangible assets, net .....     10,000 (d)                    359,395
                                 30,550 (b)
Other assets................     (1,610)(c)        --           34,173
                             ----------- --------------  -----------------
TOTAL ASSETS................   $ 10,535      $472,419         $628,194
                             =========== ==============  =================
LIABILITIES &
STOCKHOLDER'S EQUITY:
                                   $             $
Current liabilities.........         --            --         $ 78,286
Deferred taxes..............     10,000 (d)        --           12,731
Note Offering...............         --       275,000          275,000
Senior Credit Facility .....         --       197,419          197,419
Other long-term debt........         --            --
Other liabilities...........         --            --            5,583
Minority interest...........     (1,610)(c)        --              830
Temporary Equity............         --            --           16,500
Stockholders' Equity........      2,145 (a)        --           41,845
                             ----------- --------------  -----------------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......   $ 10,535      $472,419         $628,194
                             =========== ==============  =================

I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of the remaining two partners' interests in Pavilion. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                               PACE        PAVILION       PRO FORMA         PACE
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS     TOTAL (F)
                                          ------------- -------------  --------------- ------------
Current assets...........................    $45,087       $ 30,178       $(109,500)(a)  $(150,730)
                                                                            (25,523)(a)
                                                                             (9,507)(b)
                                                                             (4,171)(b)
                                                                            (27,500)(c)
                                                                            (49,794)(e)
Property and equipment, net..............         --         59,938           5,000 (a)     82,489
                                                                              9,103 (b)
                                                                            (19,052)(d)
                                                                             27,500 (c)
Intangible assets, net...................     17,894             --         107,420 (a)    125,314
Other assets.............................     26,856         12,660           9,507 (b)     34,706
                                                                             (4,810)(d)
                                                                             (9,507)(d)
                                          ------------- -------------  --------------- ------------
Total Assets.............................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============
Current liabilities......................    $43,171       $ 17,254       $   2,000 (b)  $  63,756
                                                                              2,932 (b)
Deferred taxes...........................         --                          1,601 (d)         --
Long-term debt (including current
 portion)................................     25,523         57,700         (25,523)(a)         --
                                                                             (7,906)(d)
                                                                            (49,794)(e)
Other Liabilities........................      4,063          1,520                          5,583
Minority interest........................         --          2,440              --          2,440
Temporary Equity ........................         --             --          16,500 (a)     16,500
Stockholders' Equity.....................     17,080         23,862         (17,080)(a)      3,500
                                                                             20,000 (a)
                                                                            (16,500)(a)
                                                                            (23,862)(d)
----------------------------------------  ------------- -------------  --------------- ------------
Total Liabilities & Stockholders'
 Equity..................................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============

PRO FORMA ADJUSTMENTS:

(a) To reflect the PACE Acquisition for $109,500,000 in cash, the issuance of 1,500,000 shares of SFX Entertainment's Class A Common Stock valued by the parties at $20,000,000, the assumption of debt of $25,523,000 which is expected to be repaid shortly after closing, the related increase in the fair value allocated to fixed assets of $5,000,000; the related excess of the purchase price paid over the fair value of net tangible assets of $107,420,000, and the elimination of stockholder's equity of $17,080,000. Pursuant to the terms of the PACE Agreement, additional consideration is required to be paid by SFX Entertainment if the deemed value of SFX Entertainment's Class A Common Stock is below $13.33 per share at the time of the Spin-Off under certain circumstances.

       The PACE Agreement further provides that each PACE Seller shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of SFX Entertainment's Class A Common Stock (500,000 shares) received by such PACE Seller for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under the Fifth Year Put

       Option ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.

       Pursuant to the PACE Agreement, certain notes receivables and loans made to key executives will be repaid in connection with the closing of the PACE Acquisition. Such repayment has not been reflected herein.

(b) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion from Blockbuster for $4,171,000 in cash, the assumption of $2,932,000 in liabilities and the granting of naming rights of three venues for a two-year period with an estimated value of $2,000,000, which will be recognized as income over such two year period, and the related increase in the fair value allocated to fixed assets of $9,103,000. Also reflects the purchase of a note receivable from Blockbuster, due from Pavilion at its current outstanding balance, including accrued interest, of $9,507,000. This note will be eliminated in consolidation upon the acquisition of Sony's interest in Pavilion, as described below.

(c) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion from Sony for $27,500,000 in cash.

(d) To eliminate PACE's equity method investment in Pavilion following the acquisition of 100% of Pavilion and to eliminate Pavilion's historical equity. Also reflects the elimination of the $7,906,000 intercompany notes receivable and accrued interest of $1,601,000 acquired from Blockbuster. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion and, as a result, SFX Entertainment may not obtain 100% of Pavilion.

(e) To reflect the repayment of Pavilion's third party debt at the closing of the Pavilion Acquisition.

(f) SFX Entertainment has agreed to lend PACE up to $25,000,000 for potential acquisitions to be made by PACE whether or not the PACE Acquisition is consummated. None of these acquisitions are considered probable. As a result, none of such loans or acquisitions have been reflected in the pro forma adjustment.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                        AS OF SEPTEMBER 30, 1997 (000'S)
                                          -------------------------------------------------------------
                                                            RIVERPORT
                                           CONTEMPORARY    AMPHITHEATER     PRO FORMA     CONTEMPORARY
                                            AS REPORTED      PARTNERS    ADJUSTMENTS(a)   ACQUISITION
                                          -------------- --------------  -------------- --------------
Current assets...........................     $13,375        $ 2,603        $(72,800)       $(72,800)
                                                                             (15,978)
Property and equipment, net..............       2,838         11,355          10,807          25,000
Intangible assets, net...................          --             --          66,500          66,500
Other assets.............................       7,430              8          (1,205)             --
                                                                              (6,233)
                                          -------------- --------------  -------------- --------------
Total Assets.............................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============
Current liabilities......................     $ 7,786        $ 1,022        $ (8,808)       $     --
Other long-term debt (including current
 portion)................................       1,578             --          (1,578)             --
Other liabilities........................       5,390            478          (5,868)             --
                                          -------------- --------------  -------------- --------------
Total Liabilities........................      14,754          1,500         (16,254)             --
Stockholders' Equity.....................       8,889         12,466          18,700          18,700
                                                                             (21,355)
                                          -------------- --------------  -------------- --------------
Total Liabilities & Stockholders'
 Equity..................................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============

 PRO FORMA ADJUSTMENTS:

(a) To reflect the Contemporary Acquisition for $72,800,000 in cash, including the additional acquisition of the remaining 50% interest in the Riverport Amphitheater Partners not already owned by Contemporary and the issuance of 1,402,851 shares of SFX Entertainment Class A common stock valued at $18,700,000, the related increase in the fair value allocated to fixed assets of $10,807,000, the related excess of the purchase price paid over the fair value of net tangible assets of $66,500,000, and the adjustment to eliminate $15,978,000 of current assets, $6,233,000 of other assets, $8,808,000 of current liabilities, $1,578,000 of notes payable, $5,868,000 of other liabilities, and stockholders' equity of $21,355,000, and to reflect the elimination of Contemporary Group's equity investment in Riverport Amphitheather Partners. Pursuant to the Contemporary Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets, accounts payable and accrued expenses from current liabilities, and other assets and other liabilities (principally, deferred revenue), which will not be acquired or assumed by SFX Entertainment upon closing the Contemporary Acquisition. Adjustment to eliminate Contemporary's historical stockholders' equity and replace it with value of the equity securities to be issued by SFX Entertainment in connection with the Contemporary Acquisition has also been made.

       If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of Preferred Stock of SFX Entertainment will be issued to the sellers. Such Preferred Stock is to be converted into an equal number of shares of Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such Preferred Stock is to be redeemed at its fair market value, but in no event less than $18,700,000. In addition, pursuant to the terms of the Contemporary Agreement, SFX Entertainment has agreed to make certain payments to any Contemporary sellers that own shares of SFX Entertainment's Class A Common Stock on the second anniversary of the closing of the Contemporary Acquisition if the average trading price of such stock on the 20-day period ending on such period is less than $13.33 per share.

III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                             NETWORK
                                             MAGAZINE         SJS         PRO FORMA       NETWORK
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- -------------  -------------- -------------
Current assets...........................    $ 3,127        $4,325        $(52,000)(a)   $(44,510)
                                                                             1,516 (b)
                                                                            (1,478)(c)
Property and equipment, net..............        304           334             362 (a)      1,000
Intangible assets, net...................         --            --          63,217 (a)     61,701
                                                                            (1,516)(b)
Other assets.............................        299            92              --            391
                                          ------------- -------------  -------------- -------------
Total Assets.............................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============
Current liabilities......................    $ 3,659        $4,809              --       $  8,468
Deferred taxes...........................        114            --              --            114
Long-term debt (including current
 portion)................................      1,478            --          (1,478)(c)         --
                                          ------------- -------------  -------------- -------------
Total Liabilities........................      5,251         4,809          (1,478)         8,582
Stockholders' Equity.....................     (1,521)          (58)          1,579 (a)     10,000
                                                                            10,000 (a)
                                          ------------- -------------  -------------- -------------
Total Liabilities & Stockholders'
 Equity..................................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============

 PRO FORMA ADJUSTMENTS:

(a) To reflect the Network Acquisition for $52,000,000 in cash and the issuance of 750,188 shares of SFX Entertainment Class A common stock valued by the parties at $10,000,000, the related increase in fair value allocated to fixed assets of $362,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $63,217,000, and the elimination of stockholder's deficiency of $1,579,000.

       SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA for Network and SJS as defined equals or exceeds $9,000,000; by an additional $4 for each $1 increase in such EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in such EBITDA between $10,000,000 and $11,000,000 (up to a maximum of $14,000,000 of additional consideration). The additional consideration is payable in shares of SFX Entertainment's Class A Common Stock or, in certain circumstances, in cash. The pro forma financial statements assume that no additional consideration is paid.

(b) To reflect a net working capital adjustment as required in the Network Acquisition agreement. Pursuant to the Network Agreement, the final cash purchase price of Network Magazine and SJS shall be adjusted for any difference between net working capital, as defined, and $500,000. The working capital adjustment is calculated as the difference between current assets and current liabilities of Network Magazine and SJS at closing.

(c) To reflect the repayment of Network Magazine's long-term debt at closing.

       SFX Entertainment's purchase agreement for Network Magazine and SJS provides SFX Entertainment with an option to acquire an office building in Burbank, California, which currently serves as Network Magazine's headquarters, at a cost of approximately $2,400,000. This potential transaction has not been reflected on the pro forma balance sheet.

IV. BGP ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                           PRO FORMA         BGP
                                           AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................    $18,759        $(60,800)(a)   $(54,222)
                                                             (12,181)(b)
Property and equipment, net..............      9,233          10,767 (a)     20,000
Intangible assets, net ..................      1,460          48,719 (a)     50,179
Other assets.............................        222              --            222
                                          ------------- --------------  -------------
Total Assets.............................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============
Current liabilities......................    $ 6,062        $     --       $  6,062
Deferred taxes ..........................      2,617              --          2,617
Other long-term debt (including current
 portion)................................     12,181         (12,181)(b)         --
                                          ------------- --------------  -------------
Total Liabilities........................     20,860         (12,181)         8,679
Stockholders' Equity.....................      8,814          (8,814)(a)      7,500
                                                               7,500 (a)
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:

(a) To reflect the BGP Acquisition for $60,800,000 in cash and the issuance of 563,000 shares of SFX Entertainment's Class A common stock valued at $7,500,000, the related increase in fair value allocated to fixed assets of $10,767,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $48,719,000, and the elimination of $8,814,000 of stockholder's equity.

 (b) To reflect the repayment of BGP's long-term debt at closing. Although SFX Entertainment is assuming $12,200,000 of long-term debt, BGP is required to have working capital at least equal to such liabilities at the closing of the BGP Acquisition. The purchase price will be reduced dollar-for-dollar to the extent that long-term debt exceeds working capital.

V. CONCERT/SOUTHERN ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                                           CONCERT/
                                                           PRO FORMA       SOUTHERN
                                           AS REPORTED   ADJUSTMENTS(a)  ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................     $1,921        $(16,615)      $(16,615)
                                                              (1,921)
Property and equipment, net..............        360             640          1,000
Intangible assets, net...................         --          15,151         15,151
Other assets.............................        919            (455)           464
                                          ------------- --------------  -------------
Total Assets.............................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============
Current liabilities......................     $1,254        $ (1,254)      $     --
                                          ------------- --------------  -------------
Total Liabilities........................      1,254          (1,254)            --
Stockholders' Equity.....................      1,946          (1,946)            --
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:

(a) To reflect the Concert/Southern Acquisition for $16,615,000 in cash; the related increase in fair value allocated to fixed assets of $640,000, the related excess of the purchase price paid over the fair value of net tangible assets of $15,151,000; and the adjustments to eliminate $1,921,000 of current assets, $1,254,000 of current liabilities, stockholders' equity of $1,946,000 and a $455,000 investment in a non-entertainment affiliated entity not being acquired by SFX Entertainment. Pursuant to the Concert/Southern Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets and accounts payable and other accrued expenses from current liabilities, which will not be acquired or assumed by SFX Entertainment upon closing the Concert/Southern Acquisition. Adjustment to eliminate Concert/Southern's historical combined stockholders' equity and replace it with the value of the equity securities to be issued by SFX Entertainment in connection with the Concert/Southern Acquisition has also been made.

VI. PRO FORMA ADJUSTMENTS FOR PENDING ACQUISITIONS--ENTERTAINMENT

(a) The Distribution Agreement provides that SFX will transfer any positive Working Capital in existence at the closing of the SFX Merger to SFX Entertainment, and that if Working Capital is negative at that time, SFX Entertainment will pay the amount of such shortfall to SFX. As of September 30, 1997 the amount of positive Working Capital would have been $2,145,000 and such amount is reflected in the cash to be acquired by SFX Entertainment pursuant to the Distribution Agreement. The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount in existence on September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger and the actual cost of consummating the SFX Merger and the related transactions. Additionally, SFX Entertainment will be responsible for any taxes resulting from the Spin-Off to the extent such taxes result from any gain on the distribution.

(b) To reflect estimated costs associated with the Pending Acquisitions and the Financing and the related transactions. Consists of approximately
       (i) $6 million in fees and expenses in connection with the Pending Acquisitions, (ii) $8.8 million in fees in connection with the Spin-Off, the Consent Solicitations and other required consents and
       (iii) $15.8 million of fees and expenses in connection with the Financing, of which approximately $10.2 million related to the Note Offering. The information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expense incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the Broadcasting Merger.

(c) To reflect the consolidation of GSAC Partners (the entity which operates the PNC Bank Arts Center) following the acquisition of the remaining 50% ownership interest in GSAC currently owned by Pavilion.

(d) To reflect deferred taxes associated with differences between the book and tax bases of assets and liabilities acquired.

VII.  PRO FORMA ADJUSTMENTS FOR THE FINANCINGS

   Represents assumed borrowings to finance the Pending Acquisitions including the Offering and borrowings under the Senior Credit Facility. There can be no assurance that SFX Entertainment will be able to enter into or obtain financing under the proposed Senior Credit Facility, on acceptable terms, or at all. SFX Entertainment anticipates using $352.8 million of proceeds to finance the cash portion of the Pending Acquisitions, $90 million for the repayment of debt assumed in the Pending Acquisitions and $30.6 million for the payment of estimated costs associated with the Pending Acquisitions and the Financing and related transactions. The repayment of assumed debt includes $25.5 million in connection with the PACE Acquisition, $49.8 million in connection with the Pavilion Acquisition, $12.2 million in connection with the BGP Acquisition and $1.4 million in connection with the Network Acquisition.

(C) SFX Entertainment Pro Forma for the Pending Acquisitions

   Reflects SFX Entertainment after the Pending Acquisitions.

(D) Pro Forma for the Spin-Off of SFX Entertainment

   Represents the Pro Forma balance sheet of SFX after the Spin-Off of SFX Entertainment.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (In Thousands, Except Per Share Amounts)

                                                             PENDING         PENDING
                                                           ACQUISITION    ACQUISITIONS
                               SFX                             AND           AND THE
                          BROADCASTING,     COMPLETED     DISPOSITION--    FINANCING--
                             INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                             REPORTED          (A)             (B)             (C)
                         --------------- --------------  -------------- ---------------
Net broadcast revenues .     $188,984        $38,685         $(4,938)
Concert promotion
 revenue ...............       74,396         12,293                        $414,154
Station and other
 operating expenses  ...      115,871         28,289          (1,226)
Concert promotion
 operating expense .....       63,045         12,236                         364,985
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       31,429          7,090             (95)         23,253
Corporate expenses......        7,198*                                         1,500
Other ..................       17,995
                         --------------- --------------  -------------- ---------------
Operating income
 (loss).................       27,842          3,363          (3,617)         24,416
Interest expense .......       46,438          8,408                          30,408
Other expense (income) .       (2,692)            --              (3)           (566)
Equity (income) loss
 from investments.......       (1,344)            --              --          (4,309)
                         --------------- --------------  -------------- ---------------
Income before income
 tax expense ...........      (14,560)        (5,045)         (3,614)         (1,117)
Income tax expense
 (benefit)..............          845             32              (3)         (1,101)
                         --------------- --------------  -------------- ---------------
Net income (loss) ......      (15,405)        (5,077)         (3,611)            (16)
Preferred stock
 dividend requirement ..       27,723          1,183
                         --------------- --------------  -------------- ---------------
Net income (loss)
 applicable to common
 shares.................     $(43,128)       $(6,260)        $(3,611)       $    (16)
                         =============== ==============  ============== ===============
Net loss per common
 share..................     $  (4.61)
Average common shares
 outstanding............        9,364
EBITDA (1) .............
Adjusted EBITDA (2)  ...

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                SFX          PRO FORMA
                                           ENTERTAINMENT      FOR THE
                          PRO FORMA FOR       FOR THE         SPIN-OFF
                          THE COMPLETED       PENDING          OF SFX
                           AND PENDING     ACQUISITIONS    ENTERTAINMENT
                           TRANSACTIONS         (D)             (E)
                         --------------- ---------------  ---------------
Net broadcast revenues .     $222,731                         $222,731
Concert promotion
 revenue ...............      500,843        $500,843               --
Station and other
 operating expenses  ...      142,934                          142,934
Concert promotion
 operating expense .....      440,266         440,266               --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       61,677          28,378           33,299
Corporate expenses......        8,698*          2,807            5,891
Other ..................       17,995                           17,995
                         --------------- ---------------  ---------------
Operating income
 (loss).................       52,004          29,392           22,612
Interest expense .......       85,254          32,206           53,048
Other expense (income) .       (3,261)           (779)          (2,482)
Equity (income) loss
 from investments.......       (5,653)         (5,653)              --
                         --------------- ---------------  ---------------
Income before income
 tax expense ...........      (24,336)          3,618          (27,954)
Income tax expense
 (benefit)..............         (227)          3,500            3,727
                         --------------- ---------------  ---------------
Net income (loss) ......      (24,109)            118          (24,227)
Preferred stock
 dividend requirement ..       28,906               0           28,906
                         --------------- ---------------  ---------------
Net income (loss)
 applicable to common
 shares.................     $(53,015)       $    118         $(53,133)
                         =============== ===============  ===============
Net loss per common
 share..................                     $   0.06         $  (3.68)
Average common shares
 outstanding............                       20,056           15,840
EBITDA (1) .............                     $ 56,483         $ 73,906
Adjusted EBITDA (2)  ...                     $ 68,754         $ 77,161

------------
*      Net of $1,693,000 of fees from Triathlon.

(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.

(2) Represents EBITDA adjusted for nonrecurring charges and cost savings associated with the elimination of duplicative staffing and general and administrative expenses.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                   (In Thousands, Except Per Share Amounts)

                                                            PENDING         PENDING
                                                          ACQUISITION    ACQUISITIONS
                              SFX                             AND           AND THE
                         BROADCASTING,     COMPLETED     DISPOSITION--    FINANCING--
                            INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                            REPORTED          (A)             (B)             (C)
                        --------------- --------------  -------------- ---------------
Net broadcast
 revenues..............     $143,061        $131,014        $(1,381)
Concert promotion
 revenue ..............                      104,784                       $447,581
Station and other
 operating expenses ...       92,816          90,243          1,208
Concert promotion
 operating expense  ...                       91,240                        414,297
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs.................       17,311          36,528            650          30,962
Corporate expenses ....        6,313            (313)                         2,000
Other..................       28,994          (3,332)                            --
                        --------------- --------------  -------------- ---------------
Operating income
 (loss)................       (2,373)         21,432         (3,239)            322
Interest expense ......       34,897          38,496                         40,544
Other expense
 (income)..............       (2,117)           (467)          (538)         (1,466)
Equity (income) loss
 from investments .....                         (525)                        (2,877)
                        --------------- --------------  -------------- ---------------
Income before income
 tax expense...........      (35,153)        (16,072)        (2,701)        (35,879)
Income tax expense
 (benefit).............          480           1,315                           (654)
                        --------------- --------------  -------------- ---------------
Net income (loss)......      (35,633)        (17,387)        (2,701)        (35,225)
Preferred stock
 dividend requirement .        6,061          32,063                             --
                        --------------- --------------  -------------- ---------------
Net income (loss)
 applicable to common
 shares................     $(41,694)       $(49,450)       $(2,701)       $(35,225)
                        =============== ==============  ============== ===============
Net loss per common
 share ................     $  (4.57)
Average common shares
 outstanding...........        9,128              71
EBITDA (1) ............
Adjusted EBITDA .......

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                               SFX
                                          ENTERTAINMENT     PRO FORMA
                                            PRO FORMA        FOR THE
                         PRO FORMA FOR       FOR THE         SPIN-OFF
                         THE COMPLETED       PENDING          OF SFX
                          AND PENDING     ACQUISITIONS    ENTERTAINMENT
                          TRANSACTIONS         (D)             (E)
                        --------------- ---------------  ---------------
Net broadcast
 revenues..............    $ 272,694                         $272,694
Concert promotion
 revenue ..............      552,365        $552,365               --
Station and other
 operating expenses ...      184,267                          184,267
Concert promotion
 operating expense  ...      505,537         505,537               --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs.................       85,451          37,795           47,656
Corporate expenses ....        8,000           3,000            5,000
Other..................       25,662              --           25,662
                        --------------- ---------------  ---------------
Operating income
 (loss)................       16,142           6,033           10,109
Interest expense ......      113,937          43,000           70,937
Other expense
 (income)..............       (4,588)         (1,832)          (2,756)
Equity (income) loss
 from investments .....       (3,402)         (3,402)              --
                        --------------- ---------------  ---------------
Income before income
 tax expense...........      (89,805)        (31,733)         (58,072)
Income tax expense
 (benefit).............        1,141           1,500             (359)
                        --------------- ---------------  ---------------
Net income (loss)......      (90,946)        (33,233)         (57,713)
Preferred stock
 dividend requirement .       38,124                           38,124
                        --------------- ---------------  ---------------
Net income (loss)
 applicable to common
 shares................    $(129,070)       $(33,233)        $(95,837)
                        =============== ===============  ===============
Net loss per common
 share ................                     $  (1.80)        $  (6.24)
Average common shares
 outstanding...........                       20,056           15,840
EBITDA (1) ............                     $ 40,743 (2)     $ 83,427
Adjusted EBITDA .......                     $ 55,524 (3)     $ 96,317

------------
*      Net of $3,000,000 of fees from Triathlon.

(1) EBITDA is defined as earnings before interest, taxes depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income and income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance GAAP.

(2) Represents EBITDA adjusted for nonrecurring charges, including a litigation settlement recorded by PACE and Pavilion Partners, and cost savings associated with the elimination of duplicative staffing and general and administrative expenses.

(3) Represents EBITDA adjusted for nonrecurring charges and cost savings associated with the elimination of duplicative staffing and general and administrative expenses.

               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS

(A) Completed Transactions

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           ----------------------------------------------------------------
                                                                    CBS         SECRET
                           TEXAS COAST   HARTFORD     MEADOWS     EXCHANGE  COMMUNICATIONS
                           ACQUISITION  ACQUISITION ACQUISITION     (6)       ACQUISITION
                           ----------- -----------  ----------- ----------  --------------
Net broadcast revenues         $652        $638                    $ (60)       $20,626
Concert promotion revenue                              $ 601
Station and other
 operating expenses             401         664                      630         11,230
Concert promotion
 operating expense                                       631
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                           --          --          221          --          1,207

Corporate expenses               --          --           --          --             --
                           ----------- -----------  ----------- ----------  --------------
Operating income (loss)         251         (26)        (251)       (690)         8,189
Interest expense                 --          --          199          --          1,459

Other expense (income)           --          --           --          --             79
                           ----------- -----------  ----------- ----------  --------------
Income (loss) before
 income tax expense             251         (26)        (450)       (690)         6,651
Income tax expense
 (benefit)                       --          --           --          32             --
                           ----------- -----------  ----------- ----------  --------------
Net income (loss)               251         (26)        (450)       (722)         6,651
Preferred stock dividend
 requirements                    --          --           --          --             --
                           ----------- -----------  ----------- ----------  --------------
Net income (loss)
 applicable to common
 shares                        $251        $(26)       $(450)      $(722)       $ 6,651
                           =========== ===========  =========== ==========  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        CHARLOTTE                            PRO FORMA
                             RICHMOND    EXCHANGE    SUNSHINE     HEARST    ADJUSTMENTS   COMPLETED
                           ACQUISITION     (7)     ACQUISITION  ACQUISITION     (8)      TRANSACTIONS
                           ----------- ----------  ----------- -----------  ----------- ------------
Net broadcast revenues        $5,105      $1,564                  $10,160                  $38,685
Concert promotion revenue                            $11,692                                12,293
Station and other
 operating expenses            3,722       1,328          --       10,314                   28,289
Concert promotion
 operating expense                                    11,605                                12,236
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                           456         375         686           --     $    125 (a)   7,090
                                                                                 2,512 (b)
                                                                                   393 (c)
                                                                                   884 (l)
                                                                                   231 (m)
Corporate expenses                --          --          --           --           --          --
                           ----------- ----------  ----------- -----------  ----------- ------------
Operating income (loss)          927        (139)       (599)        (154)      (4,145)      3,363
Interest expense                 481        (730)      1,106           --      (47,397)(a)   8,408
                                                                                16,848 (a)
                                                                                36,282 (a)
                                                                                   195 (h)
                                                                                   (35)(j)
Other expense (income)            --          --          --           --          (79)(i)      --
                           ----------- ----------  ----------- -----------  ----------- ------------
Income (loss) before
 income tax expense              446         591      (1,705)        (154)      (9,959)     (5,045)
Income tax expense
 (benefit)                        --          --          --           --                       32
                           ----------- ----------  ----------- -----------  ----------- ------------
Net income (loss)                446         591      (1,705)        (154)      (9,959)     (5,077)
Preferred stock dividend
 requirements                     --          --          --           --        1,183 (n)   1,183
                           ----------- ----------  ----------- -----------  ----------- ------------
Net income (loss)
 applicable to common
 shares                       $  446      $  591     $(1,705)     $  (154)    $(11,142)    $(6,260)
                           =========== ==========  =========== ===========  =========== ============

                                                         YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                       ------------------------------------------------------------------------------------------------------------
                                  LIBERTY        PRISM
                                ACQUISITION   ACQUISITION                HOUSTON
                                 INCLUDING     INCLUDING      OTHER      EXCHANGE
                         MMR     WASHINGTON   LOUISVILLE       1996     AND DALLAS  DELSENER/     TEXAS
                        MERGER  DISPOSITIONS DISPOSITIONS ACQUISITIONS DISPOSITION   SLATER       COAST     HARTFORD     MEADOWS
                         (1)        (2)           (3)          (4)          (5)    ACQUISITION ACQUISITION ACQUISITION ACQUISITIONS
                       ------- ------------  ------------ ------------ ----------- ----------- ----------- ----------- ------------
Net broadcast
 revenues............. $20,038    $24,992       $13,511      $  4,728     $ (8,680)                 $4,281      $5,742
Concert promotion
 revenue..............                                                                 $50,361                           $10,175
Station and other
 operating expenses ..  11,531     17,774        10,897         2,869      (10,307)                  2,968       5,607
Concert promotion
 operating expense ...                                                                  50,686                             9,306
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................   6,081      5,150         1,241         1,492         (284)        747          36          27     1,550

Corporate expenses ...   1,253      1,478           808           111          110          --          --          --        --

Other.................     577         --            --            --       (3,500)         --         (48)         --        --
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- ----------  --------
Operating income
 (loss)...............     596        590           565           256        5,301      (1,072)      1,325         108      (681)
Interest expense......      --      3,326           773           382       (1,667)         60          --          19     1,275

Other expense
 (income) ............      --      5,935            --       (11,948)          --        (198)        (65)         (8)      (30)

Equity (income) loss
 from investments  ...      --         --            --            --           --        (525)         --          --        --
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- ----------  --------
Income (loss) before
 income tax expense ..     596     (8,671)         (208)       11,822        6,968        (409)      1,390          97    (1,926)
Income tax expense
 (benefit)............      --     (3,378)           --            45          938         106          22          32        17
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- ----------  --------
Net income (loss) ....     596     (5,293)         (208)       11,777        6,030        (515)      1,368          65    (1,943)
Preferred stock
 dividend
 requirement..........      --         --            --            --           --          --          --          --        --
Net income (loss)
 applicable to common
 shares............... $   596    $(5,293)      $  (208)     $ 11,777     $  6,030     $  (515)     $1,368      $   65   $(1,943)
                       ======= ============  ============ ============  =========== ===========  =========== ==========  ========
Average common shares
 outstanding .........

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                    PRO
                          CBS        SECRET                  CHARLOTTE                             FORMA
                       EXCHANGE  COMMUNICATIONS   RICHMOND   EXCHANGE    SUNSHINE     HEARST    ADJUSTMENTS   COMPLETED
                          (6)     ACQUISITION   ACQUISITION     (7)    ACQUISITION  ACQUISITION     (8)      TRANSACTIONS
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Net broadcast
 revenues.............  $    10     $35,532       $ 9,007     $6,222                  $15,631                  $131,014
Concert promotion
 revenue..............                                                   $44,248                                104,784
Station and other
 operating expenses ..    1,288      20,844         7,757      3,885                   15,130                    90,243
Concert promotion
 operating expense ...                                                    37,326                    (6,078)(o)   91,240
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................       --       3,970           780        500       1,522          293     $  1,491 (a)   36,528
                                                                                                     8,052 (b)
                                                                                                       559 (d)
                                                                                                     3,014 (l)
                                                                                                       308 (m)
Corporate expenses ...       --          --         1,037         --          --          169       (3,713)(e)     (313)
                                                                                                     1,434 (e)
                                                                                                    (3,000)(f)
Other.................     (363)          2            --         --          --           --                    (3,332)
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Operating income
 (loss)...............     (915)     10,716          (567)     1,837       5,400           39       (2,066)      21,432
Interest expense......       --          --         1,210         --       3,019           --       (5,583)(a)   38,496
                                                                                                    22,462 (a)
                                                                                                   (35,635)(a)
                                                                                                    48,375 (a)
                                                                                                       547 (h)
                                                                                                       (67)(j)
Other expense
 (income) ............       --       1,175            --         --        (138)          --       (5,935)(g)     (467)
                                                                                                    11,920 (g)
                                                                                                    (1,175)(i)
Equity (income) loss
 from investments  ...       --          --            --         --          --           --                      (525)
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Income (loss) before
 income tax expense ..     (915)      9,541        (1,777)     1,837       2,519           39      (36,975)     (16,072)
Income tax expense
 (benefit)............      783          --            --         --       1,138           --        1,612 (g)    1,315
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Net income (loss) ....   (1,698)      9,541        (1,777)     1,837       1,381           39      (38,587)     (17,387)
Preferred stock
 dividend
 requirement..........       --          --            --         --          --           --       32,063 (n)   32,063
Net income (loss)
 applicable to common
 shares...............  $(1,698)    $ 9,541       $(1,777)    $1,837     $ 1,381      $    39     $(70,650)    $(49,450)
                       ======== ==============  =========== =========  =========== ===========  =========== ============
Average common shares
 outstanding .........                                                                              70,796 (k)   70,796

    (1) MMR Merger

      Reflects the net effect of the historical operations of Multi-Market Radio, Inc. ("MMR") as adjusted for acquisitions and dispositions. SFX has not included in the pro forma statement of operations cost savings of $792,000 it believes would have been achieved in connection with the MMR Hartford Acquisition had the transaction been consummated as of January 1, 1996, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to the operation of a cluster of stations in the Hartford market.

                                                 YEAR ENDED DECEMBER 31, 1996
                              -------------------------------------------------------------------
                                                               MMR
                                  AS            MMR          HARTFORD      PRO FORMA      MMR
                               REPORTED   DISPOSITIONS(A)  ACQUISITION    ADJUSTMENTS    MERGER
                              ---------- ---------------  ------------- -------------  ---------
                                                        (IN THOUSANDS)
Net broadcast revenues.......   $18,832       $(1,623)        $2,829                    $20,038
Station operating expenses ..    11,422        (1,931)         2,040                     11,531
Depreciation/amortization ...     7,611        (1,833)           277        $    26 (b)   6,081
Corporate expenses...........     2,517            --             --          1,253 (c)   1,253
                                                                             (2,517)(c)
Other........................        63            --             --            514 (e)     577
                              ---------- ---------------  ------------- -------------  ---------
Operating income (loss) .....    (2,781)        2,141            512            724         596
Interest expense.............     5,265            --            274         (5,539)(d)      --
Other expense (income).......        --           (57)           (12)            69 (d)      --
Income tax expense
 (benefit)...................                      --              7             (7)(d)      --
                              ---------- ---------------  ------------- -------------  ---------
Net income (loss)............   $(8,046)      $ 2,198         $  243        $ 6,201     $   596
                              ========== ===============  ============= =============  =========

    (a) Reflects the elimination of the operations of stations WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, WYAK-FM and WMYB-FM, sold in March 1997, and KOLL-FM, sold in April 1997.

    (b) Reflects $26,000 for the year ended December 31, 1996 in amortization of intangible assets recorded in connection with the MMR Merger, Myrtle Beach Acquisition, MMR Hartford Acquisition, related incremental deferred taxes and change in amortization periods.

    (c) To record incremental corporate overhead charges of $1,253,000 associated with the MMR Merger for the year ended December 31, 1996, and to eliminate MMR's existing corporate overhead of $2,517,000 for the year ended December 31, 1996.

    (d) Elimination of nonrecurring income of $69,000 for the year ended December 31, 1996, interest expense of $5,539,000 for the year ended December 31, 1996, and income tax expense of $7,000 for the year ended December 31, 1996.

    (e) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. The shares of Series A and Series B stock were issued to certain officers and advisors of MMR in July and November 1996, respectively, and converted into Class A Common Stock of SFX upon consummation of the MMR Merger. Certain of the shares issued pursuant to the Series A and Series B conversions which were issued to individuals currently employed by SFX are being held in escrow and are being released in five equal annual installments ending in April 2001.

    (2) Liberty Acquisition

      Reflects the net effect of the historical operations of the Liberty Acquisition adjusted for the Washington Dispositions.

                                   YEAR ENDED DECEMBER 31, 1996
                            -------------------------------------------
                             LIBERTY AS     WASHINGTON      LIBERTY
                              REPORTED     DISPOSITIONS   ACQUISITION
                            ------------ --------------  -------------
                                          (IN THOUSANDS)
Net broadcast revenues ....    $25,966       $  (974)       $24,992
Station operating
 expenses..................     19,337        (1,563)        17,774
Depreciation/amortization .      5,926          (776)         5,150
Corporate expenses.........      1,566           (88)         1,478
                            ------------ --------------  -------------
Operating income...........       (863)        1,453            590
Interest expense...........      3,467          (141)         3,326
Other expense (income)  ...      5,935            --          5,935
Income tax benefit.........     (3,378)           --         (3,378)
                            ------------ --------------  -------------
Net income (loss)..........    $(6,887)      $ 1,594        $(5,293)
                            ============ ==============  =============

   (3) Prism Acquisition

      Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                  YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------
                             PRISM AS     LOUISVILLE       PRISM
                             REPORTED    DISPOSITIONS   ACQUISITION
                            ---------- --------------  -------------
                                         (IN THOUSANDS)
Net broadcast revenues ....   $16,859      $(3,348)       $13,511
Station operating
 expenses..................    13,373       (2,476)        10,897
Depreciation/amortization .     1,599         (358)         1,241
Corporate expenses.........       808           --            808
                            ---------- --------------  -------------
Operating income (loss) ...     1,079         (514)           565
Interest expense...........       773           --            773
                            ---------- --------------  -------------
Net loss...................   $   306      $  (514)       $  (208)
                            ========== ==============  =============

    (4) Other 1996 Acquisitions

      Reflects the net effect of the combined historical operations of the Greensboro Acquisition, the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                           YEAR ENDED DECEMBER 31, 1996
                             --------------------------------------------------------
                                RALEIGH-
                             GREENSBORO AND
                               GREENSBORO     GREENVILLE       JACKSON
                              ACQUISITIONS    ACQUISITION   ACQUISITIONS     TOTAL
                             -------------- -------------  -------------- ----------
                                                  (IN THOUSANDS)
Net broadcast revenues  ....     $3,619        $    639         $470        $  4,728
Station operating expenses        2,264             271          334           2,869
Depreciation/amortization  .      1,168             244           80           1,492
Corporate expenses .........          4             107           --             111
                             -------------- -------------  -------------- ----------
Operating income (loss) ....        183              17           56             256
Interest expense............         59             323           --             382
Other expense (income) .....        (51)        (11,897)          --         (11,948)
Income tax expense..........         45              --           --              45
                             -------------- -------------  -------------- ----------
Net income (loss)...........     $  130        $ 11,591         $ 56        $ 11,777
                             ============== =============  ============== ==========

   (5) Houston Exchange and Dallas Disposition

     To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                           YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------------------------------
                                                                                                  HOUSTON EXCHANGE
                                        DISPOSITIONS              ACQUISITION   ADJUSTMENTS*   AND DALLAS DISPOSITION
                             ------------------------------------------------  -------------- ----------------------
                               KRLD-AM       TSN       KTCK-AM      KKRW-FM
                             ----------- ----------  ---------- -------------
                                                                  (IN THOUSANDS)
Net broadcast revenues  ....   $(10,711)   $(2,843)    $(2,136)     $7,010         $    --            $ (8,680)
Station operating expenses       (9,316)    (2,222)     (2,490)      3,721              --             (10,307)
Depreciation/amortization  .     (1,157)      (226)       (284)         81           1,302                (284)
Corporate expenses .........         --         --          --         110              --                 110
Other.......................     (1,600)        --      (1,900)         --              --              (3,500)
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Operating income (loss)  ...      1,362       (395)      2,538       3,098          (1,302)              5,301
Interest expense ...........     (1,482)      (373)        188          --              --              (1,667)
Other expense (income)  ....         --         --          --         938              --                 938
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Net income (loss) ..........   $  2,844    $   (22)    $ 2,350      $2,160         $(1,302)           $  6,030
                             =========== ==========  ========== =============  ============== ======================

    (*) To reflect historical depreciation and amortization of KRLD-AM and the Texas State Networks and the disposition of KTCK-AM.

    (6) CBS Exchange

     To reflect the net effect of the exchange of WHFS-FM for KTXQ-FM and KRRW-FM in the CBS Exchange.

                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                            ------------------------------------------------
                             KTXQ-FM    WHFS-FM                      CBS
                             KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                            --------- ----------  -------------- ----------
                                             (IN THOUSANDS)
Net broadcast revenues ....   $1,628     $1,688        $  --        $ (60)
Station operating
 expenses..................    1,655      1,025           --          630
Depreciation/amortization .       54        783          729           --
                            --------- ----------  -------------- ----------
Operating income (loss) ...      (81)      (120)        (729)        (690)
Income tax expense.........       32         --           --           32
                            --------- ----------  -------------- ----------
Net income (loss)..........   $ (113)    $ (120)       $(729)       $(722)
                            ========= ==========  ============== ==========

                                         YEAR ENDED DECEMBER 31, 1996
                               ------------------------------------------------
                                KTXQ-FM    WHFS-FM                      CBS
                                KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                               --------- ----------  -------------- ----------
                                                (IN THOUSANDS)
Net broadcast revenues........   $9,572     $9,562       $    --      $    10
Station operating expenses ...    7,116      5,828            --        1,288
Depreciation/amortization ....      218      1,548         1,330           --
Other ........................       --        363            --         (363)
                               --------- ----------  -------------- ----------
Operating income..............    2,238      1,823        (1,330)        (915)
Income tax expense (benefit)        783         --            --          783
                               --------- ----------  -------------- ----------
Net income (loss).............   $1,455     $1,823       $(1,330)     $(1,698)
                               ========= ==========  ============== ==========

    * To eliminate depreciation of KTXQ-FM and KRRW-FM and reflect depreciation of WHFS-FM.

   (7) Charlotte Exchange

      Reflects the transfer of WDSY-FM and $20,000,000 in exchange for WRFX-FM in the Charlotte Exchange.

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(4,367)       $5,931                      $1,564
Station operating expenses ....     (1,794)        3,122                       1,328
Depreciation, amortization and
 acquisition related costs ....       (183)           --         $ 558           375
                                ------------- -------------  ------------- -----------
Operating income...............     (2,390)        2,809          (558)         (139)
                                ------------- -------------  ------------- -----------
Interest expense...............       (730)           --            --          (730)
Net income (loss)..............    $(1,660)       $2,809         $(558)       $  591
                                ============= =============  ============= ===========

                                             YEAR ENDED DECEMBER 31, 1996
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(3,697)       $9,919                      $6,222
Station operating expenses ....     (1,593)        5,478                       3,885
Depreciation, amortization and
 acquisition related costs ....         --         2,907        $(2,407)*        500
                                ------------- -------------  ------------- -----------
Operating income...............     (2,104)        1,534          2,407        1,837
                                ------------- -------------  ------------- -----------
Net income (loss)..............    $(2,104)       $1,534        $ 2,407       $1,837
                                ============= =============  ============= ===========

    * To reflect historical depreciation of WDSY-FM net of decrease in amortization due to the exchange allocation.

   (8) Pro Forma Adjustments

      SFX has not included in the pro forma adjustments certain cost savings totaling $11,559,000 it believes would have been realized for the year ended December 31, 1996 following the Liberty Acquisition, the Prism Acquisition, the Houston Exchange, the Jackson Acquisitions, the Hearst Acquisition, the Charlotte Exchange, the Richmond Acquisition, the Texas Coast Acquisition and Hartford Acquisition and $2,881,000 for the nine months ended September 30, 1997 following the Richmond Acquisition, the Hearst Acquisition, the Charlotte Exchange, Hartford Acquisition, and Texas Coast Acquisition, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

       While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, and many of which have been achieved, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect interest expense of $36,282,000 and $48,375,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, related to the $450,000,000 of Senior Subordinated Notes at 10.75% issued in 1996, amortization of deferred financing costs of $125,000 and $1,491,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, interest expense of $16,848,000 and $22,462,000 relating to the borrowings from the Credit Agreement at 8% for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and elimination of existing interest expense (net of interest on other debt) of $47,397,000 and $41,218,000 related to SFX and the sellers for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

      b. Reflects increase (decrease) in amortization of intangible assets resulting from the purchase price allocation, deferred taxes recorded and change in amortization period:

                                YEAR ENDED DECEMBER 31, 1996
                       ----------------------------------------------
                        INCREASE DUE    DECREASE DUE
                         TO PURCHASE    TO CHANGE IN
                            PRICE       AMORTIZATION   NET INCREASE
                         ALLOCATION       PERIODS       (DECREASE)
                       -------------- --------------  --------------
                                       (IN THOUSANDS)
Liberty Acquisition ..     $1,699         $(2,399)        $ (700)
Prism Acquisition ....      1,010            (642)           368
Charlotte WTDR/WLYT
 Acquisition .........        490                            490
Jackson Acquisitions .        108                            108
Greenville and
 Greensboro
 Acquisitions.........        597            (623)           (26)
Albany Acquisition  ..         23                             23
Hartford Acquisition          910                            910
Texas Coast
 Acquisition..........      1,067                          1,067
Richmond Acquisition .      1,053            (164)           889
Hearst Acquisition ...        733                            733
Secret Communications
 Acquisition .........      6,207          (2,018)         4,189
                                                      --------------
  Total Pro Forma
   adjustments........                                    $8,052
                                                      ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            NINE MONTHS ENDED SEPTEMBER 30, 1997
                       ----------------------------------------------
                        INCREASE DUE    DECREASE DUE
                         TO PURCHASE    TO CHANGE IN
                            PRICE       AMORTIZATION   NET INCREASE
                         ALLOCATION       PERIODS       (DECREASE)
                       -------------- --------------  --------------

Liberty Acquisition ..
Prism Acquisition ....
Charlotte WTDR/WLYT
 Acquisition .........
Jackson Acquisitions .
Greenville and
 Greensboro
 Acquisitions.........
Albany Acquisition  ..     $    2                         $    2
Hartford Acquisition          152                            152
Texas Coast
 Acquisition..........         89                             89
Richmond Acquisition .        527            (82)            445
Hearst Acquisition ...        428                            428
Secret Communications
 Acquisition .........      2,069           (673)          1,396
                                                      --------------
  Total Pro Forma
   adjustments........                                    $2,512
                                                      ==============

     c. To reflect depreciation expense for fixed assets associated with the Texas Coast, Hartford and Richmond Acquisitions as per SFX's depreciation policy.

     d. To reflect $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to SFX under the SCMC Termination Agreement for the year ended December 31, 1996.

     e. To record incremental corporate overhead charges of $1,434,000 for the year ended December 31, 1996, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of SFX due to the Completed Transactions and Pending Acquisition and Disposition--Broadcasting and the elimination of $3,713,000 for the year ended December 31, 1996, of the corporate overhead of the sellers.

     f. Reflects fees of $3,000,000 incurred by Triathlon and would have been payable to SFX under the revised SCMC Agreement for the year ended December 31, 1996. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year.

     g. Elimination of acquisition related costs of $5,935,000 recorded on the income statement of Liberty for the year ended December 31, 1996, a gain on the sale of assets of $11,920,000 recorded on the books of ABS Greenville Partners, L.P. for the year ended December 31, 1996 and net income tax benefit of $1,612,000 for the year ended December 31, 1996.

     h. To record interest expense of $195,000 and $547,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, in connection with the long-term payments due for the Delsener/Slater Acquisition, the Texas Coast Acquisition and the Sunshine Acquisition.

     i. Elimination of LMA fees paid by Secret Communications for WJJJ-FM and WDSY-FM.

     j. Elimination of interest expense on Jackson note payable to third party acquired by Capstar.

     k. Reflects the issuance of 70,796 shares of SFX Class A common stock in connection with the Sunshine Acquisition for a total value of $2,000,000.

     l. To reflect the depreciation and amortization expense adjustment of $3,014,000 and $884,000 associated with the Delsener/Slater, Meadows, and Sunshine concert acquisitions for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     m. To reflect the amortization of $231,000 and $308,000 associated with the John Boy and Billy Network contract payments for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

      n. To record the incremental Series D Preferred Stock and the Series E Preferred Stock dividends issued to finance a portion of the Pending Acquisition and Disposition--Broadcasting at a rate of 6.5% and 12 5/8%, respectively.

     o. Reflects the elimination of non-recurring Delsener/Slater officer's bonuses and wages not being paid under SFX's new employment contracts.

    (B) Pending Acquisition & Disposition--Broadcasting

                                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues ................    $(9,831)       $4,893                              $(4,938)
Station and other operating expenses  .     (5,489)        4,263                               (1,226)
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................     (1,201)          467              39 (c)              (95)
                                                                             207 (d)
                                                                             393 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss) ...............     (3,141)          163            (639)              (3,617)
Interest expense ......................        (36)           --              36 (a)
Other expense (income) ................         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense ..............................     (3,105)          166            (675)              (3,614)
Income tax expense (benefit) ..........         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) .....................     (3,105)          169            (675)              (3,611)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares ...............................    $(3,105)       $  169         $  (675)             $(3,611)
                                        ============= =============  =============== ========================


                                                     YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues.................    $(9,012)       $8,081         $  (450)(d)          $(1,381)
Station and other operating expenses ..     (5,265)        6,473                                1,208
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................       (852)          652             275 (d)              650
                                                                              50 (c)
                                                                             525 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss)................     (2,895)          956          (1,300)              (3,239)
Interest expense.......................     (2,108)           --           2,108 (a)
Other expense (income).................       (538)           --                                 (538)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense...............................       (249)          956          (3,408)              (2,701)
Income tax expense (benefit)...........         --            --
                                        ------------- -------------  --------------- ------------------------
Net income (loss)......................       (249)          956          (3,408)              (2,701)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares................................    $  (249)       $  956         $(3,408)             $(2,701)
                                        ============= =============  =============== ========================

    (1) Pro Forma Adjustments

   SFX has not included in the pro forma adjustments certain cost savings totalling $539,000 it believes would have been realized for the year ended December 31, 1996 following the Nashville Acquisition and the Chancellor Exchange and $375,000 for the nine months ended September 30, 1997 following the Nashville Acquisition and the Chancellor Exchange, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

   While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect the elimination of existing interest expense of $36,000 and $2,108,000 related to the Capstar Disposition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase in amortization of intangible assets of $393,000 and $525,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, resulting from the purchase price allocation and change in amortization period related to the Nashville Acquisition.

     c. Amortization of $39,000 and $50,000 for acquisition costs associated with the Nashville Acquisition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     d. To reflect the reduced amortization of goodwill and elimination of LMA fees of the Chancellor Exchange.

(C) Pending Acquisitions and the Financing--Entertainment

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                      -------------------------------------------------------------------------
                                                                                   CONCERTS/
                           PACE       CONTEMPORARY     NETWORK          BGP         SOUTHER
                       ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION   ACQUISITION
                            I              II            III            IV             V
                      ------------- --------------  ------------- -------------  -------------
Revenue..............    $229,480       $85,570        $20,563        $65,448       $13,093
Operating expenses ..     205,365        75,784         13,893         59,312        10,631
Depreciation &
 amortization........       4,476         1,081            207            611            57
Corporate expenses ..          --            --             --             --            --
                      ------------- --------------  ------------- -------------  -------------
Operating income
 (loss)..............      19,639         8,705          6,463          5,525         2,405
Interest expense ....       4,803           227            196            837            --

Other (income)
 expenses............       1,594          (170)          (123)          (764)          (57)
Equity (income) loss
 from investments ...      (5,321)           --             --             --           (34)
                      ------------- --------------  ------------- -------------  -------------
Income/(loss) before
 income tax expense .      18,563         8,648          6,390          5,452         2,496
Income tax expense
 (benefit)...........       3,751            --            135          2,133            --
                      ------------- --------------  ------------- -------------  -------------
Net income (loss) ...    $ 14,812       $ 8,648        $ 6,255        $ 3,319       $ 2,496
                      ============= ==============  ============= =============  =============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                        PRO FORMA
                        PRO FORMA       PRO FORMA        PENDING
                       ADJUSTMENTS    FOR FINANCING   ACQUISITIONS--
                            VI             VII        ENTERTAINMENT
                      ------------- ---------------  ---------------
Revenue..............    $     --       $     --         $414,154
Operating expenses ..          --             --          364,985
Depreciation &
 amortization........      16,821 (a)         --           23,253
Corporate expenses ..       1,500 (b)         --            1,500
                      ------------- ---------------  ---------------
Operating income
 (loss)..............     (18,321)            --           24,416
Interest expense ....          --         (6,063)(a)       30,408
                               --         30,408 (b)
Other (income)
 expenses............      (1,046)(c)         --             (566)
Equity (income) loss
 from investments ...       1,046 (c)         --           (4,309)
                      ------------- ---------------  ---------------
Income/(loss) before
 income tax expense .     (18,321)       (24,345)          (1,117)
Income tax expense
 (benefit)...........      (7,120)(d)         --           (1,101)
                      ------------- ---------------  ---------------
Net income (loss) ...    $(11,201)       (24,345)        $    (16)
                      ============= ===============  ===============


I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of PACE's two partners' interests in Pavilion, a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditional on the consummation of the Pavilion Acquisition.

                                              NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         ---------------------------------------------------------
                                              PACE        PAVILION      PRO FORMA        PACE
                                          AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         ------------- -------------  ------------- -------------
Revenue ................................    $137,616       $91,114       $   750 (a)   $229,480
Operating expenses......................     131,473        75,319        (1,427)(b)    205,365
Depreciation & amortization.............       1,462         3,014            --          4,476
Other expenses..........................         447            --          (447)(c)         --
                                         ------------- -------------  ------------- -------------
Operating income........................       4,234        12,781         2,624         19,639
Interest expense........................       1,517         3,286            --          4,803
Other expenses..........................          64         1,530            --          1,594
Equity (income) loss from investments ..      (6,949)       (1,654)        3,282 (d)     (5,321)
                                         ------------- -------------  ------------- -------------
Income/(loss) before income tax
 expense................................       9,602         9,619          (658)        18,563
Income tax expense......................       3,751            --            --          3,751
                                         ------------- -------------  ------------- -------------
Net income (loss).......................    $  5,851       $ 9,619       $  (658)      $ 14,812
                                         ============= =============  ============= =============

PRO FORMA ADJUSTMENTS:

(a) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion Partners.

(b) Reflects the elimination of $520,000 of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts and of $907,000 of non-recurring costs incurred in connection with PACE's planned initial public offering.

(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.

(d) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion. PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest in Pavilion pursuant to the Blockbuster Acquisition and Sony Acquisition. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interest in Pavilion and, as a result, SFX Entertainment may not obtain 100% of Pavilion.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                               NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue ................................     $71,141        $14,429       $    --        $85,570
Operating expenses......................      66,764         11,223        (2,203)(a)     75,784
Depreciation & amortization.............         498            583            --          1,081
                                         -------------- -------------  ------------- --------------
Operating income........................       3,879          2,623         2,203          8,705
Interest expense........................         153             74            --            227
Other income............................        (122)           (48)           --           (170)
Equity (income) from investments .......      (1,298)            --         1,298 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       5,146          2,597           905          8,648
Income tax expense......................          --             --            --             --
                                         -------------- -------------  ------------- --------------
Net income (loss).......................     $ 5,146        $ 2,597       $   905        $ 8,648
                                         ============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's salary and bonuses and other consulting expenses which will not be paid under SFX
       Entertainment's new employment and other contracts.

(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary has entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock will be issued to the sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed at their fair market value, but in no event less than $18,700,000.

 III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         --------------------------------------------------------------
                                           THE NETWORK
                                             MAGAZINE           SJS         PRO FORMA       NETWORK
                                         AS REPORTED (a)  AS REPORTED (a)  ADJUSTMENTS    ACQUISITIONS
                                         --------------- ---------------  ------------- --------------
Revenue ................................     $12,047          $10,737        $(2,221)(c)    $20,563
Operating expenses......................      11,878           10,717         (6,481)(b)     13,893
                                                                              (2,221)(c)
Depreciation & amortization.............         119               88             --            207
                                         --------------- ---------------  ------------- --------------
Operating income (loss).................          50              (68)         6,481          6,463
Interest expense........................         163               33             --            196
Other income............................         (43)             (80)            --           (123)
                                         --------------- ---------------  ------------- --------------
(Loss) income before income tax
 expense................................         (70)             (21)         6,481          6,390
Income tax expense .....................          --              135             --            135
                                         --------------- ---------------  ------------- --------------
Net (loss) income ......................     $   (70)         $  (156)       $ 6,481        $ 6,255
                                         =============== ===============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable in stock or cash at SFX Entertainment's option. The pro forma statement of operation assumes that no additional consideration is paid.

(b) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.

(c) Reflects the elimination of transactions between Network Magazine and SJS.

 IV. BGP ACQUISITION

                                     NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                     (000'S)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (a)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue .........................     $65,448          $ --         $65,448
Operating expenses...............      59,312            --          59,312
Depreciation & amortization .....         611            --             611
                                  --------------- -------------  -------------
Operating income ................       5,525            --           5,525
Interest expense.................         837            --             837
Other income.....................        (764)           --            (764)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       5,452            --           5,452
Income tax expense...............       2,133            --           2,133
                                  --------------- -------------  -------------
Net income.......................     $ 3,319          $ --           3,319
                                  =============== =============  =============

(a) Reflects BGP's audited actual operating results for the nine months ended October 31, 1997.

V. CONCERT/SOUTHERN ACQUISITION

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                         (000'S)
                                       -------------------------------------------
                                                                       CONCERT/
                                                        PRO FORMA      SOUTHERN
                                        AS REPORTED    ADJUSTMENTS   ACQUISITION
                                       ------------- -------------  -------------
Revenue ..............................    $13,093         $  --        $13,093
Operating expenses....................     11,097          (466)(a)     10,631
Depreciation & amortization...........         57            --             57
                                       ------------- -------------  -------------
Operating income......................      1,939           466          2,405
Interest expense......................         --            --             --
Other income..........................        (57)           --            (57)
Equity loss (income) from
 investments..........................         11           (45)(b)        (34)
                                       ------------- -------------  -------------
Income before income tax expense .....      1,985           511          2,496
Income tax expense....................         --            --             --
                                       ------------- -------------  -------------
Net income............................    $ 1,985         $ 511        $ 2,496
                                       ============= =============  =============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.

(b) Reflects the elimination of equity income of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS:

(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.

(b) To record incremental corporate overhead charges associated with incremental headquarters personnel and general and administrative expenses that management estimates will be necessary following completion of the Pending Acquisitions.

(c) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion which owns the other 50% equity interest in the venue.

 (d) Represents an adjustment to the provision for income taxes to reflect an approximate pro forma tax provision of $3,500,000. The calculation treats all companies to be acquired pursuant to the Pending Acquisitions as "C" Corporations and includes a benefit of approximately $6,000,000 related to the pro forma loss carryforward of approximately $16,000,000 from the twelve months ended December 31, 1996. The above provision also reflects the non-deductibility of approximately $12,000,000 of goodwill amortization, tax savings related to the pro forma adjustments for the Financing and state taxes of approximately $3,500,000.

VII. PRO FORMA FOR THE FINANCINGS:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.

(b) Reflects interest expense associated with the Notes, the Senior Credit Facility and other debt and deferred compensation costs related to the Pending Acquisitions. The interest rates assumed in the Notes Offering and Senior Credit Facility are 9% and 8% per annum, respectively. A one-quarter percent increase or decrease in the assumed weighted average interest rate for the Financing would change the annual pro forma interest expense by approximately $886,000. There can be no assurance that the Company will be able to consummate the Financing on acceptable terms, or at all.

                                    YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 --------------------------------------------------
                                     PACE     CONTEMPORARY   NETWORK        BGP
                                 ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION
                                      I            II          III          IV
                                 ----------- ------------  ----------- -----------
Revenue.........................   $246,548     $71,545      $24,556      $92,331
Operating expenses..............    237,429      64,320       18,403       84,466
Depreciation & amortization ....      5,336       1,334          268        1,474
Corporate expenses..............         --          --           --           --
                                 ----------- ------------  ----------- -----------
Operating income (loss).........      3,783       5,891        5,885        6,391
Interest expense................      5,456         383          294        1,258
Other (income) expenses.........       (265)       (216)         (42)        (584)
Equity (income) loss from
 investments....................     (3,227)         --           --           --
                                 ----------- ------------  ----------- -----------
Income (loss) before income tax
 expense .......................      1,819       5,724        5,633        5,717
Income tax expense (benefit)  ..       (714)         35          303        1,272
                                 ----------- ------------  ----------- -----------
Net income (loss) ..............   $  2,533     $ 5,689      $ 5,330      $ 4,445
                                 =========== ============  =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   CONCERT/                                PRO FORMA
                                   SOUTHERN    PRO FORMA    PRO FORMA       PENDING
                                 ACQUISITION  ADJUSTMENTS FOR FINANCING  ACQUISITIONS-
                                      V           VI           VII       ENTERTAINMENT
                                 ----------- -----------  ------------- -------------
Revenue.........................   $12,601     $     --      $     --      $447,581
Operating expenses..............     9,679           --            --       414,297
Depreciation & amortization ....        69       22,481 (a)        --        30,962
Corporate expenses..............        --        2,000 (b)        --         2,000
                                 ----------- -----------  ------------- -------------
Operating income (loss).........     2,853      (24,481)           --           322
                                                               (7,391)(a)
Interest expense................        --           --        40,544 (b)    40,544
Other (income) expenses.........       (47)        (312)(d)        --        (1,466)
Equity (income) loss from
 investments....................        38          312 (d)        --        (2,877)
                                 ----------- -----------  ------------- -------------
Income (loss) before income tax
 expense .......................     2,862      (24,481)      (33,153)      (35,879)
Income tax expense (benefit)  ..        --       (1,550)(c)        --          (654)
                                 ----------- -----------  ------------- -------------
Net income (loss) ..............   $ 2,862     $(22,931)     $(33,153)     $(35,225)
                                 =========== ===========  ============= =============

I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of two partners' interest in a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                        YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                 --------------------------------------------------------------------------------------
                                       PACE        PAVILION      PAVILION      PAVILION      PRO FORMA        PACE
                                 AS REPORTED (a)  1 MONTH (b) 11 MONTHS (b)   AS REPORTED   ADJUSTMENTS    ACQUISITION
                                 --------------- -----------  ------------- -------------  ------------- -------------
Revenue.........................     $156,325       $5,259       $83,964        $89,223       $ 1,000(c)    $246,548
Operating expenses..............      155,533        5,199        77,267         82,466          (570)(d)    237,429
Depreciation & amortization ....        1,737          253         3,346          3,599            --          5,336
Other expenses..................        3,675           --            --             --        (3,675)(e)         --
                                 --------------- -----------  ------------- -------------  ------------- -------------
Operating (loss) income ........       (4,620)        (193)        3,351          3,158         5,245          3,783
Interest expense................        1,206          395         3,855          4,250            --          5,456
Other income....................          (59)        (123)          (83)          (206)           --           (265)
Equity (income) loss from
 investments....................       (3,048)          82          (129)           (47)         (132)(f)     (3,227)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Income (loss) before income tax
 expense........................       (2,719)        (547)         (292)          (839)        5,377          1,819
Income tax (benefit)............         (714)          --            --             --            --           (714)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Net (loss) income ..............     $ (2,005)      $ (547)      $  (292)       $  (839)      $ 5,377       $  2,533
                                 =============== ===========  ============= =============  ============= =============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects PACE's audited operating results for fiscal year ended September 30, 1996.

(b) Reflects Pavilion unaudited operating results for the one month ended October 31, 1995 and the audited operating results for the eleven months ended September 30, 1996. During 1996, Pavilion changed its fiscal year-end from October 31 to September 30.
       PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest from the two partners Blockbuster and Sony.

(c) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion.

(d) Reflects the elimination of $570,000 of certain officer's salary and bonuses which will not be paid under SFX Entertainment's new employment contracts.

(e) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.

(f) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion. PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest in Pavilion pursuant to the Blockbuster Acquisition and Sony Acquisition. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion and, as a result, SFX Entertainment may not obtain 100% of Pavilion.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                   YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue.................................     $59,852        $11,693       $    --        $71,545
Operating expenses......................      58,189          9,168        (3,037)(a)     64,320
Depreciation & amortization.............         567            767            --          1,334
                                         -------------- -------------  ------------- --------------
Operating income .......................       1,096          1,758         3,037          5,891
Interest expense........................         213            170            --            383
Other income............................        (159)           (57)           --           (216)
Equity (income) loss from investments ..        (822)            --           822 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       1,864          1,645         2,215          5,724
Income tax expense .....................          35                           --             35
                                         -------------- -------------  ------------- --------------
Net income..............................     $ 1,829        $ 1,645       $ 2,215        $ 5,689
                                         ============== =============  ============= ==============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages not expected to be paid under SFX Entertainment new employment contracts.

(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary had entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the Sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment's Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed by SFX Entertainment at its fair market value, but in no event less than $18,700,000.

III. NETWORK ACQUISITIONS

   The Network Acquisitions consist of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                            YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  ------------------------------------------------------------
                                    THE NETWORK
                                      MAGAZINE          SJS        PRO FORMA       NETWORK
                                  AS REPORTED (A)   AS REPORTED   ADJUSTMENTS    ACQUISITIONS
                                  --------------- -------------  ------------- --------------
Revenue..........................     $14,767         $11,375       $(1,586)(c)    $24,556
Operating expenses...............      14,275          11,259        (5,545)(b)     18,403
                                                                     (1,586)(c)
Depreciation & amortization .....         184              84            --            268
                                  --------------- -------------  ------------- --------------
Operating income ................         308              32         5,545          5,885
Interest expense.................         291               3            --            294
Other income.....................         (42)             --            --            (42)
                                  --------------- -------------  ------------- --------------
Income before income tax
 expense.........................          59              29         5,545          5,633
Income tax expense ..............         212              91            --            303
                                  --------------- -------------  ------------- --------------
Net (loss) income ...............     $  (153)        $   (62)      $ 5,545        $ 5,330
                                  =============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) Reflects Network Magazine's audited operating results for fiscal year ended September 30, 1996. SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable is stock or cash at SFX Entertainment's option. The pro forma statement of operations assumes that no additional consideration is paid.

(b) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.

(c) Reflects the elimination of transactions between Network Magazine and SJS.

IV. BGP ACQUISITION

                                     YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue..........................     $92,331         $    --       $92,331
Operating expenses...............      87,520          (3,054)(b)    84,466
Depreciation & amortization .....       1,474              --         1,474
                                  --------------- -------------  -------------
Operating income ................       3,337           3,054         6,391
Interest expense.................       1,258              --         1,258
Other Expense....................        (584)             --          (584)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       2,663           3,054         5,717
Income tax expense ..............       1,272              --         1,272
                                  --------------- -------------  -------------
Net income ......................     $ 1,391         $ 3,054       $ 4,445
                                  =============== =============  =============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects BGP's audited operating results for the fiscal year ended January 31, 1997.

(b) Reflects the elimination of certain officer's bonuses, wages, partnership life insurance, profit sharing and other expenses which will not be paid under SFX Entertainment's new employment contracts.

V. CONCERT/SOUTHERN ACQUISITION

                                    YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  -------------------------------------------
                                                                  CONCERT/
                                                   PRO FORMA      SOUTHERN
                                   AS REPORTED    ADJUSTMENTS   ACQUISITION
                                  ------------- -------------  -------------
Revenue..........................    $12,601        $    --       $12,601
Operating expenses...............     10,873         (1,194)(a)     9,679
Depreciation & amortization .....         69             --            69
                                  ------------- -------------  -------------
Operating income ................      1,659          1,194         2,853
Investment income................        (47)            --           (47)
Equity loss from investments ....         27             11 (b)        38
                                  ------------- -------------  -------------
Income before income tax
 expense.........................      1,679          1,183         2,862
Income tax expense ..............         --             --            --
                                  ------------- -------------  -------------
Net income ......................    $ 1,679        $ 1,183       $ 2,862
                                  ============= =============  =============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages which will not be paid under the SFX Entertainment new employment contracts.

(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS:

(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.

(b) To record incremental corporate overhead charges associated with incremental headquarters personnel that management estimates will be necessary following completion of the Pending Acquisitions.

(c) Reflects estimated state and local income taxes. On a consolidated pro forma basis, SFX Entertainment has a net operating loss for the year ending December 31, 1996 of approximately $16 million for which no federal tax benefit has been provided.

(d) To reclassify the Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion which owns the other 50% equity interest in the venue.

VII. PRO FORMA FOR THE FINANCING:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.

(b) Reflects interest expense associated with the $275,000,000 in privately-placed debt, the senior credit facility, other debt and deferred compensation costs for the Pending Acquisitions. The interest rates assumed in the Notes Offering and Senior Credit Facility are 9% and 8% per annum, respectively. A one-quarter percentage increase or decrease in the assumed weighted average interest rate for the financing would change annual pro forma interest expense by approximately $1.2 million. There can be no assurance that SFX Entertainment will be able to obtain such financing on acceptable terms, or at all.

(D) SFX Entertainment Pro Forma for the Pending Acquisitions

   o Reflects pro forma operating results of SFX Entertainment had all the Pending Acquisitions--Entertainment and the Delsener/Slater, Meadows, and Sunshine Acquisitions been consummated at January 1, 1996.

(E) Pro Forma for the Spin-Off of SFX Entertainment

   o Reflects pro forma operating results of SFX after the Spin-Off of SFX Entertainment.

                  GLOSSARY TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS

   "Albany Acquisition" means the acquisition by SFX, consummated in January 1997, of substantially all of the assets used in the operation of WYSR-FM, operating in Albany, New York.

   "BGP Acquisition" means the pending acquisition by SFX Entertainment of BG Presents, Inc., a concert promotion company operating in San Francisco, California.

   "Capstar Disposition" means the pending sale by SFX of the Jackson stations and the Biloxi station.

   "CBS Exchange" means the exchange by SFX, consummated in March 1997 of radio station WHFS-FM, operating in Washington, D.C./Baltimore, Maryland, for KTXQ-FM and KRRW-FM, both operating in Dallas, Texas, and owned by CBS, Inc. As such, historical operating results for WHFS-FM, KTXQ-FM and KRRW-FM have been added to SFX, as reported amounts for the twelve months ending December 31, 1996 and from January 1, 1997 through March 31, 1997.

   "Chancellor Exchange" means the pending exchange of SFX's radio stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM, each operating on Long Island, New York, for WFYV-FM and WAPE-FM, both operating in Jacksonville, Florida, and a payment to SFX of $11.0 million in cash.

   "Charlotte Acquisition" means the acquisition by SFX, consummated in February 1996, of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina. As such, historical operating results for WTDR-FM and WLYT-FM have been added to SFX, as reported amounts from January 1, 1996 through February 1, 1996.

   "Charlotte Exchange" means the exchange by SFX, consummated in August 1997 of WDSY-FM in Pittsburgh, Pennsylvania and $20 million in cash for WRFX-FM in Charlotte, North Carolina. As such, historical operating results for WRFX-FM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Completed Transactions" means, collectively, the MMR Merger, the Greensboro Acquisition, the Liberty Acquisition, the Prism Acquisition, the Jackson Acquisitions, the Greenville Acquisition, the CBS Exchange, the Louisville Acquisition, the Raleigh-Greensboro Acquisitions, the Houston Exchange, the Albany Acquisition, the Delsener/Slater Acquisition, the Meadows Acquisition, the Secret Communications Acquisition, the Sunshine Acquisition, the Richmond Acquisition, the Hearst Acquisition, the acquisitions of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina, KTCK-FM, operating in Dallas, Texas, and KYXY-FM, operating in San Diego, California, the Little Rock Disposition, the Washington Dispositions, the Louisville Dispositions, the Dallas Disposition.

   "Concert/Southern Acquisition" means the pending acquisition by SFX Entertainment of Concerts/ Southern, a concert promotion company, operating in Atlanta, Georgia.

   "Contemporary Acquisition" means the pending acquisition by SFX Entertainment of the Contemporary Group, a concert promotion company, operating in St. Louis, Missouri, and certain affiliated entities.

   "Credit Agreement" means the definitive credit agreement SFX entered into on June 23, 1997, which increases amounts available under its senior credit facility to $400 million.

   "Dallas Disposition" means the sale by SFX, consummated in October 1996, of radio station KTCK-AM, operating in Dallas, Texas. As such, historical operating results for KTCK-AM have been added to SFX, as reported amounts from January 1, 1996 through October 17, 1996.

   "Delsener/Slater Acquisition" means the acquisition by SFX, consummated in January 1997, of Delsener/Slater Enterprises, Ltd., a concert promotion company, and certain affiliated entities (collectively, "Delsener/Slater"). As such, historical the operating results for Delsener/Slater have been added to SFX, as reported amounts for the 12 months ending December 31, 1996.

   "Greensboro Acquisition" means the acquisition by SFX, consummated in December 1996, of substantially all of the assets of WHSL-FM, operating in Greensboro, North Carolina. As such, historical the operating results for WHSL-FM have been added to SFX, as reported amounts from January 1, 1996 through December 6, 1996.

   "Greenville Acquisition" means the acquisition by SFX, consummated in June 1996, of substantially all of the assets of WROQ-FM, operating in Greenville-Spartanburg, South Carolina. As such, historical the operating results for WROQ-FM have been added to SFX, as reported amounts from January 1, 1996 through June 25, 1996.

   "Hartford Acquisition" means the acquisition by SFX, consummated in February 1997, of WWYZ-FM, which operates in Hartford, Connecticut. As such, historical the operating results for WWYZ-FM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Hearst Acquisition" means the acquisition by SFX, consummated in August 1997, of two radio stations operating in Pittsburgh, Pennsylvania and two stations in Milwaukee, Wisconsin for cash. As such, historical operating results for the Pittsburgh and Milwaukee Stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Houston Exchange" means the exchange by SFX, consummated in December 1996, of SFX's radio station KRLD-AM, operating in Dallas, Texas, and SFX's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas. As such, historical the operating results for KRLD-FM and KKRW-FM have been added to SFX, as reported amounts from January 1, 1996 through December 1, 1996.

   "Jackson Acquisitions" means, collectively, the acquisitions by SFX, consummated in the third quarter of 1996, of substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi. As such, historical the operating results for WJDX-FM have been added to SFX, as reported amounts from January 1, 1996 through July 19, 1996, while the historical operating results for WSTZ-FM and WZRX-AM have been added to SFX, as reported amounts from January 1, 1996 through August 29, 1996.

   "Liberty Acquisition" means the acquisition by SFX, consummated in July 1996, of Liberty Broadcasting Incorporated, which owned and operated or provided programming to or sold advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York; and Richmond, Virginia. As such, historical the operating results for the 14 FM and six AM stations have been added to SFX, as reported amounts from January 1, 1996 through July 1, 1996.

   "Louisville Acquisition" means the acquisition by SFX, consummated in September 1996, from Prism of substantially all of the assets of WVEZ-FM, WTFX-FM and WWKY-AM, each operating in Louisville, Kentucky. As such, historical the operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through September 17, 1996.

   "Louisville Dispositions" means the sale by SFX, consummated in October 1996, of the three stations acquired in the Louisville Acquisition. As such, historical operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through October 1, 1996.

   "Meadows Acquisition" means the acquisition by SFX, consummated in March 1997, of the Meadows Music Theater in Hartford, Connecticut. As such, historical operating results for Meadows Music Theater have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through March 19, 1997.

   "MMR" means Multi-Market Radio, Inc.

   "MMR Hartford Acquisition" means MMR's acquisition by SFX, consummated in September 1996, of WKSS-FM, operating in Hartford, Connecticut. As such, historical operating results for WKSS-FM have been added to SFX, as reported amounts from January 1, 1996 through September 4, 1996.

   "MMR Merger" means the merger, consummated in November 1996, of a wholly-owned subsidiary of SFX with and into MMR, as a result of which MMR became a wholly-owned subsidiary of SFX. As such, historical operating results for MMR have been added to SFX, as reported amounts from January 1, 1996 through November 22, 1996.

   "Myrtle Beach Acquisition" means MMR's acquisition of WMYB-FM, operating in Myrtle Beach, South Carolina.

    "Nashville Acquisition" means the pending acquisition by SFX of WJZC-FM, WLAC-FM and WLAC-AM, each operating in Nashville, Tennessee, from Sinclair Broadcasting Group.

   "Network Acquisition" means the pending acquisition by SFX Entertainment of the Network Magazine Group and SJS Entertainment, a creator, producer and distributor of live concert programming and network radio special events.

   "PACE Acquisition" means the pending acquisition by SFX Entertainment of PACE Entertainment Corporation (including the purchase of the Pavilion Partners), a concert promotion company operating in Houston, Texas.

   "Pending Acquisition and Disposition--Broadcasting" means, collectively, the Capstar Disposition and the Nashville Acquisition.

   "Pending Acquisitions--Entertainment" means, collectively, the BGP Acquisition, the Concerts/ Southern Acquisition, the Contemporary
Acquisition, the Network Acquisitions, and the PACE Acquisition.

   "Pending Transactions" means the Pending Acquisition and
Disposition--Broadcasting and the Pending Acquisitions--Entertainment.

   "Prism Acquisition" means the acquisition by SFX, consummated in the third quarter of 1996, of substantially all of the assets of Prism used in the operation of ten FM and six AM radio stations located in five markets:
Louisville, Kentucky; Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona; and Wichita, Kansas. As such, historical operating results for the Prism stations have been added to SFX, as reported amounts from January 1, 1996 through July 8, 1996.

   "Raleigh-Greensboro Acquisitions" means the acquisition by SFX, consummated in June 1996, of substantially all of the assets of WMFR-AM, WMAG-FM and WTCK-AM, each operating in Greensboro, North Carolina, and WTRG-FM and WRDU-FM, both operating in Raleigh, North Carolina. As such, historical operating results for the Raleigh-Greensboro stations have been added to SFX, as reported amounts from January 1, 1996 through June 28, 1996.

   "Richmond Acquisition" means the acquisition by SFX, consummated in July 1997, of ABS Communications L.L.C., which owns or will acquire WVGO-FM, WLEE-FM, WKHK-FM and WBZU-FM, each operating in Richmond, Virginia, net of the pending disposition of WVGO for $4.5 million. As such, historical operating results for the four stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through July 2, 1997.

   "Sale of SFX Broadcasting" means the pending sale of substantially all the radio assets of SFX Broadcasting for approximately $2 billion in cash and acquired debt.

   "Secret Communications Acquisition" means the acquisition by SFX of WFBQ-FM, WRZX-FM and WNDE-AM, each operating in Indianapolis, Indiana, consummated in April 1997, and WDVE-FM, WXDX-FM, and WJJJ-FM, each operating in Pittsburgh, Pennsylvania, consummated in June 1997. As such, historical operating results for the Indianapolis stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through April 1, 1997, while the operating results for the Pittsburgh stations have been added to SFX, as reported amounts are included for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Sunshine Acquisition" means the acquisition by SFX, consummated in June 1997, of Sunshine Promotions, Inc. a concert promotion company, and certain affiliated entities (collectively "Sunshine"). As such, historical operating results for Sunshine Promotions have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Texas Coast Acquisition" means the acquisition by SFX, consummated in February 1997, of radio stations KQUE-FM and KNUZ-AM in Houston, Texas. As such, historical operating results for KQUE-FM and KNUZ-AM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Washington Dispositions" means the sale by SFX, consummated in July 1996, of three of the stations acquired from Liberty Broadcasting, each operating in the Washington, D.C./Baltimore, Maryland market. As such, historical the operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through July 1, 1996.

               The Depository for the Consent Solicitation is:

                             THE BANK OF NEW YORK


             BY MAIL:                   BY FACSIMILE TRANSMISSION:         BY HAND OR OVERNIGHT COURIER
          P. O. Box 11248            (For Eligible Institutions Only)           101 Barclay Street
  New York, New York 10286-1248               (212) 815-6213                 Receive & Deliver Window
                                       For Information by Telephone:         New York, New York 10286
                                              (800) 507-9357

TO AVOID BACKUP WITHHOLDING AND/OR UNNECESSARY DELAY, FOREIGN PERSONS MUST DELIVER THE HOLDERS' LETTER OF CONSENT AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITORY AS SET FORTH ABOVE.

   Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder may also contact such Holders' broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

            The Information Agent for the Consent Solicitation is:

                            D.F. KING & CO., INC.
                            D.F. King & Co., Inc.
                               77 Water Street
                           New York, New York 10005
                                  Telephone:
                                (800) 848-3416
                                (212) 493-6925

   Any questions regarding the terms of the Consent Solicitation may be directed to the Solicitation Agent at its telephone number set forth below.

           The Solicitation Agent for the Consent Solicitation is:

                               LEHMAN BROTHERS

                          Liability Management Group
                           3 World Financial Center
                         200 Vesey Street, 9th Floor
                           New York, New York 10285
                           Collect: (212) 528-7581
                          Toll Free: (800) 438-3242
                             Attn: David Parsons